UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CHENIERE ENERGY, INC. 2024 PROXY STATEMENT

April 8, 2025

Fellow Shareholders:

On behalf of Cheniere’s Board of Directors, we are pleased to invite you to attend the Cheniere Energy, Inc. 2025 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 9:00 a.m. Central Time, on May 15, 2025 at our corporate headquarters located at 845 Texas Avenue, Suite 1250, Houston, Texas 77002. The following Notice of Annual Meeting describes the business to be conducted at the Meeting. We encourage you to review the materials and vote your shares. You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the Meeting, you may vote your shares in person if you are a shareholder of record.

Throughout 2024, the Cheniere team reinforced our track record of operational excellence and seamless execution throughout our business, producing over 2,300 TBtu of liquefied natural gas (“LNG”) – a record for our company. By effectively operating our growing $45+ billion infrastructure platform, we delivered 2024 net income of $3.3 billion, and Consolidated Adjusted EBITDA1 and Distributable Cash Flow1 at or above the high end of our guidance ranges for the year.

These outstanding operational and financial results enabled us to deploy approximately $5.4 billion toward our long-term capital allocation plan – our ‘20/20 Vision’ – delivering meaningful value to shareholders, enhancing our investment grade balance sheet, and advancing brownfield, accretive growth projects at both Sabine Pass and Corpus Christi. This progress was highlighted by a $4 billion increase to our share repurchase authorization, a ~15% increase to our quarterly dividend and the inaugural investment grade bond issuance by Cheniere.

We also made significant progress on our Corpus Christi Stage 3 project in 2024, which we anticipate will grow our operating platform by 10+ million tonnes per annum (“mtpa”). First LNG was achieved from the first train of the Stage 3 project in December, with substantial completion achieved in March 2025 – over six months ahead of the guaranteed completion date. The project remains under construction, and as of December 31, 2024, had reached over 77% completion with over 42% of total project construction complete. During the year, we advanced brownfield expansions of both of our sites, including the CCL Midscale Trains 8 & 9 Project at Corpus Christi, which we expect to sanction in 2025, and the SPL Expansion Project at Sabine Pass. We also signed a new multi-decade LNG contract in support of expansions, demonstrating the strength of the long-term LNG market and the value customers place on contracting with Cheniere, as we strive to be the market’s LNG provider of choice.

During the year, we furthered our initiatives to promote the long-term sustainability of our business. Consistent with our fundamental approach to climate and sustainability – to remain actionable, not aspirational – we set a voluntary Scope 1 methane emissions intensity target that leverages data from our multi-scale emissions measurement and mitigation programs. We also published an updated life cycle assessment study for greenhouse gas emissions intensities of our LNG. These two achievements highlight our leadership on data-driven transparency in our climate & sustainability efforts, which are designed to enhance the environmental competitiveness of our LNG. Throughout 2024, we also continued to support the communities where we live and work, while leading in accordance with our T.R.A.I.N.S. (Teamwork, Respect, Accountability, Integrity, Nimble, and Safety) core values.

We are incredibly proud of what our team accomplished in 2024 and the role Cheniere played in support of our customers, employees and stakeholders. Looking ahead, we are excited to embark on the next chapter of the Cheniere story as we execute on our long-term growth and capital allocation strategies to further enhance the value of the Cheniere platform in 2025.

We thank you for your continued support as investors in Cheniere and look forward to your attendance on May 15th.

G. Andrea Botta Chairman of the Board	Jack A. Fusco President and Chief Executive Officer

1

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

    CHENIERE ENERGY, INC.

      845 Texas Avenue, Suite 1250

      Houston, Texas 77002

      (713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m. Central Time on May 15, 2025

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, TX 77002
ITEMS OF BUSINESS:

•  To elect the ten members of the Board of Directors named in this Proxy Statement to hold office for a one-year term expiring at the 2026 Annual Meeting of Shareholders.

•  To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2024 (say-on-pay vote).

•  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

•  To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on March 31, 2025.

PROXY VOTING:

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and mailing the enclosed proxy card or by voting on the Internet or by telephone. See details under the heading “Frequently Asked Questions—How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2024 Annual Report on Form 10-K for the year ended December 31, 2024, available on our website at: www.cheniere.com/2025AnnualMeeting.

      By order of the Board of Directors

      Sean N. Markowitz

      Corporate Secretary

      April 8, 2025

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development, as well as our goals, commitments and strategies in relation to environmental and social matters. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

Website References

This Proxy Statement includes several website addresses and references to additional materials found on those websites as well as third party materials, which are intended to provide textual context only. Information contained on or connected to such websites and materials are not incorporated by reference herein and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement in connection with the 2025 Annual Meeting of Shareholders (the “Meeting”) of Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “our,” or “us”). This summary does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting. For more complete information about our 2024 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2024, available on our website at www.cheniere.com/2025AnnualMeeting. The Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2024 Annual Report on Form 10-K for the year ended December 31, 2024, are being mailed or otherwise made available to shareholders on or about April 8, 2025.

ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	9:00 a.m. Central Time on May 15, 2025

PLACE:	Cheniere Energy, Inc. 845 Texas Avenue, Suite 1250 Houston, Texas 77002

RECORD DATE:	The close of business on March 31, 2025 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

ADMISSION:

No admission card is required to enter the Meeting, but you will need proof of your stock ownership and valid government-issued picture identification. Please see “Frequently Asked Questions” on page 84 of this Proxy Statement for more information.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	10

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2024 (say-on-pay vote)	FOR	79

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025	FOR	82

2025 PROXY STATEMENT	1

PROXY SUMMARY

2024 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2024 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 40 of this Proxy Statement.

OUTSTANDING FINANCIAL RESULTS

Net Income of $3.3 billion

Exceeded high end of original Full Year 2024 Consolidated Adjusted EBITDA & Distributable Cash Flow guidance ranges by ~$155 million and ~$300 million, respectively

Out-earned our 9-train run-rate Consolidated Adjusted EBITDA & Distributable Cash Flow guidance for the 3rd year in a row

EXECUTION OF LONG-TERM CAPITAL ALLOCATION PLAN

~$5.4 billion deployed under “20/20 Vision” capital allocation plan

Repurchased ~13.8 million shares for ~$2.3 billion & increased share repurchase authorization by $4 billion through 2027

Increased quarterly dividend in Q3 by ~15% to $2.00/share annualized, with $1.87/share of dividends declared for 2024

Funded ~$1.5 billion of capex towards financially disciplined growth at CCL Stage 3 Project

Repaid $800 million of long-term indebtedness & issued inaugural investment grade bond at Cheniere Energy, Inc.

BEST IN CLASS SAFETY & SEAMLESS LNG OPERATIONS

Top quintile safety record with Total Reportable Incident Rate (TRIR) of 0.15

Exported record 646 cargoes & loaded record 2,327 TBtu, representing ~11% of global LNG produced in 2024

>95% utilization rate in 2024 vs. ~89% global average[1]

Signed multi-decade ~0.5 MTPA contract in support of future expansion

Set voluntary, measurement-informed Scope 1 methane emissions intensity target

PREMIER LNG DEVELOPMENT

CCL Stage 3 Project ahead of schedule & 77.2%[2] complete at year-end, with first LNG from Train 1 achieved in December 2024 and substantial completion of Train 1 achieved in March 2025

Received order granting authorization from FERC to site, construct and operate the CCL Midscale Trains 8 & 9 Project in March 2025, remaining on track to FID the project in 2025

Submitted applications to FERC & DOE for the SPL Expansion Project

Granted FTA export authorization by DOE for the SPL Expansion Project

*

Net income refers to net income attributable to Cheniere. For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

1	Global utilization average in 2023 per International Gas Union. Cheniere utilization reflects 2024 feed gas processed / production capacity.

2	CCL Stage 3 Project completion percentage as of December 31, 2024 and reflects: engineering 97.2% complete, procurement 97.2% complete, subcontract work 88.2% complete and construction 42.6% complete.

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•	Achieved key milestones for our growth projects: Throughout 2024, we continued to advance >20 mtpa of accretive, brownfield growth across our platform:

•

In June 2024, we received a positive Environmental Assessment from the Federal Energy Regulatory Commission (“FERC”) with respect to two midscale Trains with an expected total production capacity of approximately 3 mtpa of LNG (the “CCL

2	CHENIERE

2024 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

Midscale Trains 8 & 9 Project”) adjacent to the expansion consisting of seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG (the “CCL Stage 3 Project”), both adjacent to the natural gas liquefaction and export facilities at the Corpus Christi LNG terminal (together with the CCL Stage 3 Project, the “CCL Project”), and in March 2025 received the order granting authorization from FERC to site, construct and operate the CCL Midscale Trains 8 & 9 Project. We anticipate receiving all remaining necessary regulatory approvals in 2025 in order to reach Final Investment Decision (“FID”) in 2025.

•

In October 2024, we received authorization from the Department of Energy (“DOE”) to export LNG to Free-Trade Agreement (“FTA”) countries from the SPL Expansion Project, an expansion adjacent to the natural gas liquefaction and export facilities at the Sabine Pass LNG terminal in Louisiana (the “SPL Project”), with a total production capacity of up to approximately 20 mtpa of LNG, inclusive of estimated debottlenecking activities (the “SPL Expansion Project”).

•

Signed a new long-term contract: During 2024, we built upon the commercial momentum for the SPL Expansion Project, bringing total long-term contracts supporting the project to ~7 mtpa, with contracts extending into the 2050s:

•

In July 2024, Cheniere Marketing, LLC (“Cheniere Marketing”) entered into a long-term LNG sale and purchase agreement (“SPA”) with Galp Trading S.A. (“Galp”), a subsidiary of Galp Energia, SGPS, S.A., under which Galp has agreed to purchase approximately 0.5 mtpa of LNG for 20 years from Cheniere Marketing on a free-on-board basis. Deliveries are expected to commence in the early 2030s and are subject to, among other things, a positive FID with respect to the second train of the SPL Expansion Project.

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 14, 2025, approximately 3,930 cumulative LNG cargoes totaling approximately 270 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

CCL Stage 3 Project execution: In December 2024, we achieved first LNG production from Train 1 of the CCL Stage 3 Project, in February 2025, the first cargo of LNG was produced from the CCL Stage 3 Project, and in March 2025, Train 1 of the CCL Stage 3 Project achieved substantial completion.

•

Operational excellence enabled industry leading safety results: For full year 2024, over 16.5 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.15, which places us within the top quintile of our industry.

Financial Highlights: Financial Results and Consistent Outperformance Relative to Guidance

•	For full year 2024, we generated:

•	Revenue of approximately $15.7 billion and Net Income of approximately $3.3 billion.

•	Consolidated Adjusted EBITDA of approximately $6.2 billion, exceeding the high end of the original guidance range.

•	Distributable Cash Flow of approximately $3.7 billion, exceeding the high end of both the original and latest guidance ranges.

•	During 2024, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We repurchased approximately 13.8 million shares of our common stock for approximately $2.3 billion, and increased our share repurchase authorization by $4.0 billion through 2027.

•	Excluding amounts refinanced, SPL redeemed $800 million of outstanding aggregate principal amount of its senior secured notes.

•	We paid dividends of $1.805 per share of common stock in the aggregate during the year ended December 31, 2024, which included a ~15% increase to the third quarter dividend on an annualized basis.

•	We continued to invest in accretive organic growth, funding approximately $1.5 billion of capital expenditures related to the CCL Stage 3 Project.

•	We issued our inaugural investment grade bond at Cheniere Energy, Inc.

•

Ratings upgrades: Throughout 2024, the Cheniere complex received three distinct upgrades to the credit ratings of its entities by the ratings agencies, marking 22 upgrades since 2021 and further solidifying our investment grade ratings across our corporate structure.

2025 PROXY STATEMENT	3

PROXY SUMMARY

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. The focus of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies in remaining economically and climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We continue to advance our efforts to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve greenhouse gas (“GHG”) emissions performance.

2024 Environmental, Social and Governance Highlights

Our 2024 environmental, social and governance (“ESG”) highlights include:

•

We announced a voluntary, measurement-informed Scope 1 annual methane emissions intensity target, committing to consistently maintain a Scope 1 annual methane emissions intensity of 0.03% per tonne of LNG produced across our two U.S. Gulf Coast liquefaction facilities by 2027. This commitment is a direct result of our years-long strategy to use science-based, measurement-informed data to achieve targeted and transparent climate action.

•

We incorporated the learnings and results of our multi-year, multi-scale Quantification, Monitoring, Reporting, and Verification (“QMRV”) research and development (“R&D”) project to develop an emissions measurement and mitigation program. This program informs our mitigation strategies including the previously mentioned methane emissions intensity target.

•

In 2024, we were awarded Gold Standard Pathway by the United Nations Environmental Programme’s (“UNEP”) Oil & Gas Methane Partnership (“OGMP”) 2.0, in recognition of our actions to reduce methane emissions and provide measurement-based transparent reporting to the highest OGMP 2.0 standard available.

•	In August 2024, we published Energy Secured, Benefits Delivered, our fifth Corporate Responsibility report, which details our approach to and progress on ESG issues.

•	We continued our commitment to inclusion throughout our workforce and in the communities where we operate, including through increased engagement in underserved communities.

•

During 2024, the Cheniere team supported our communities with over 11,000 hours of volunteering in the communities where we live and work and $5.8 million of direct giving, including employee-matching gifts.

Recognition

In 2024, Cheniere received the following scores and recognition:

•	Achieved the highest possible rating of AAA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment.

•

For the third consecutive year, Cheniere topped Extel’s All-America Executive Team rankings for the Natural Gas & Master Limited Partnership sector and was named one of the surveys Most Honored Companies.

•

Our SPL Project surpassed 10 million work hours without a lost-time injury, underscoring the site’s commitment to safety. SPL received Elite Silver and Innovation safety awards from the American Fuel and Petrochemical Manufacturers for its 2023 performance.

•	Cheniere was featured as an Industry Leader in this year’s JUST Capital Rankings of America’s Most JUST Companies.

•	Ranked Top Performer in both the Employee Wellness and Training & Development categories on the JUST Capital 2024 JUST Jobs Scorecard.

4	CHENIERE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

The “Governance Information” section of this Proxy Statement, beginning on page 21, describes our corporate governance structure and policies, which include the following:

Board Independence

•  8 out of 10 of our current directors and director nominees are independent.

•  Independent directors meet regularly without management present.

•  Our President and Chief Executive Officer (“CEO”) is the only management director.

Board Composition and Refreshment

•  Our director nominees have an average age of 63 and average tenure of 5.8 years (as of the date of the Annual Meeting, May 15, 2025).

•  As highlighted in our skills matrix, our director nominees individually and collectively represent a robust mix of backgrounds, experience and skillsets relevant to the Company’s business and strategic objectives.

•  To encourage board refreshment, we have adopted a mandatory retirement policy pursuant to which non-employee directors are generally required to retire upon the earlier of reaching 75 years of age or 15 years of service.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating, and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.

Independent Board Leadership Structure

•  Our Chairman of the Board and CEO roles have been split since December 2015.

•  Our independent Non-Executive Chairman of the Board provides leadership to the Board and promotes the Board’s independent oversight of management.

Risk Oversight

•  The Board has oversight responsibility for key risks (including liquidity, credit, operations, ESG, cybersecurity and regulatory compliance) facing the Company, including assessing the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among our directors. • Our directors have access to management and employees.

Director and Executive Stock Ownership	• We have had rigorous stock ownership guidelines for our directors and executive officers since 2008.

Director Compensation Limit

•  We have capped the aggregate compensation that may be granted to a non-employee director with respect to service for a single calendar year at $750,000, subject to the discretion of the Compensation Committee. Please see “Director Compensation” on page 33 of this Proxy Statement.

Accountability to Shareholders

•  Directors are elected annually by a majority of the votes cast (in uncontested elections) with respect to such director. If a director does not receive the necessary vote at the annual meeting, he/she is required to tender their resignation for consideration by the Board.

•  The Board maintains a process for shareholders to communicate with the Board.

•  We conduct an annual advisory say-on-pay vote.

•  As set forth in our “proxy access” Bylaws, a shareholder, or a group of up to 20 shareholders, continuously owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) has the ability to nominate up to 20% of the number of directors serving on our Board via our proxy statement (proxy access).

•  Special meetings may be called upon the written request of at least 50.1% of the outstanding shares of common stock of the Company, as set forth in our Bylaws.

2025 PROXY STATEMENT	5

PROXY SUMMARY

Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency, for the CEO.

Service on Other Boards

•  No director should serve on so many other public or private company boards that his or her ability to devote the necessary time and attention to his or her duties to the Board or to the Company’s affairs would be compromised. Outside board service is evaluated in connection with the annual nomination process for directors.

•  Directors should promptly notify the Chief Legal Officer or Chief Compliance and Ethics Officer in advance of accepting any new board position outside of charitable and civic organizations.

Other Governance Highlights

•  We have adopted a mandatory clawback policy applicable to our current and former Section 16 officers.

•  We maintain codes of conduct for directors, officers and employees.

•  We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•  We do not allow hedging or short sales of Company stock.

•  We do not have a shareholder rights plan, or “poison pill.”

6	CHENIERE

OUR DIRECTOR NOMINEES

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the ten director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including their background and relevant skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 10.

				COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 15, 2025)	DIRECTOR SINCE	INDEPENDENT	AC	G&N	CC

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC	71	2010	Yes		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	62	2016	No

Patricia K. Collawn Chairman and Chief Executive Officer, TXNM Energy, Inc.	66	2021	Yes		●	●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	59	2022	Yes	●		●

Denise Gray Chief Executive Officer, DKTN Consulting LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	62	2023	Yes	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal, Former President and Canada Country Chair, Shell Canada Limited	62	2021	Yes	●	●

W. Benjamin Moreland Private Investor and Former Chief Executive Officer, Crown Castle International Corp.	61	2025	Yes	F		●

Donald F. Robillard, Jr. President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc.	73	2014	Yes	Chair; F	●

Matthew Runkle Senior Managing Director, Head of Renewables and Midstream, Blackstone Inc.	47	2025*	No

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	70	2014	Yes		●	Chair

AC: Audit Committee	F: Audit Committee Financial Expert

G&N: Governance and Nominating Committee

CC: Compensation Committee

*	Mr. Runkle previously served on the Board from April 2023 to April 2024.

2025 PROXY STATEMENT	7

PROXY SUMMARY

Summary of Director Core Competencies

Our Board believes that having a robust mix of complementary qualifications, skills, expertise and other attributes is essential to meeting its oversight responsibility.

The following chart summarizes certain core competencies of our director nominees.

CORPORATE FINANCE 7
ENERGY INDUSTRY EXPERIENCE 10
EXECUTIVE LEADERSHIP 10
GOVERNANCE 8
GOVERNMENT/REGULATORY 8
HSE/SUSTAINABILITY 7
HUMAN CAPITAL MANAGEMENT 6
INTERNATIONAL EXPERIENCE 8
OPERATIONS 8
PUBLIC COMPANY DIRECTOR 9
RISK OVERSIGHT/CRISIS MANAGEMENT 9
TRADING FINANCIAL COMMODITIES 4

The following graphs show the mix of certain attributes of our Board.

TENURE
Average Tenure 5.8 years
4
4
2
0-3 YEARS
4-7 YEARS
8+ YEARS
AGE
Average Age 63 years
5
4
1
AGE 46-55
AGE 56-65
AGE 66-75
GENDER AND RACIAL/ETHNIC MINORITIES
2
Racial/Ethnic Minorities
3
Women

*Tenure reflects an aggregated service period for any director that has had non-consecutive service periods.

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Prohibition on insider trading

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Strong compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement

•	Non-employee director equity compensation limits

8	CHENIERE

EXECUTIVE COMPENSATION HIGHLIGHTS

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

Philosophy and Objectives

We are committed to a pay-for-performance executive compensation program that aligns the interests of our Named Executive Officers (“NEOs”) with the key drivers of long-term growth and creation of shareholder value. Changes to the executive compensation program are influenced by market practices, feedback from shareholders, and to support the program’s primary objectives.

The Board and the Compensation Committee believe the design of our executive compensation program, and the Compensation Committee and Board’s decisions and outcomes in 2024, support our compensation philosophy and objectives, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, ESG and strategic goals

•	Performance-based long-term incentive awards are tied to specific and formulaic financial performance and stock price growth objectives

2024 Compensation Highlights

During 2024, the Compensation Committee and Board continued to monitor market conditions and address feedback from stakeholders and our compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2024 performance across multiple financial, operating, safety and strategic metrics.

•

Performance share units awarded in 2022 generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2022-2024 period.

•	In February 2024, the Board approved our 2024 annual performance scorecard, which continued to emphasize financial and operational discipline, as well as safety and ESG metrics and milestones.

During 2024, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with the Company’s executive compensation program being a component of these engagements. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

2025 PROXY STATEMENT	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

There are ten nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2026 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

Each of the director nominees currently serves on the Board. In addition, Mr. Moreland is standing for election by our shareholders for the first time at the Meeting. Mr. Moreland was first identified as a candidate to join the Board by Mr. Fusco, and was appointed to the Board in January 2025 upon the recommendation of the Governance and Nominating Committee and the approval of the Board. Mr. Runkle was appointed to the Board in April 2025 pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco LP (f/k/a Blackstone CQP Holdco LP (“CQP Holdco”) and various other related parties in 2012.

Below is a summary of our director nominees, including their committee memberships as of April 8, 2025. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each nominee’s background and relevant skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 15, 2025)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc., President, Glenco LLC	71	2010	YES		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	62	2016	NO

Patricia K. Collawn Chairman and Chief Executive Officer, TXNM Energy, Inc.	66	2021	YES		●	●

Brian E. Edwards Senior Vice President, Caterpillar Inc.	59	2022	YES	●		●

Denise Gray Chief Executive Officer, DKTN Consulting LLC and Former Director External Affairs and Government Relations, North America, LG Energy Solution Michigan Inc.	62	2023	YES	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal, Former President and Canada Country Chair, Shell Canada Limited	62	2021	YES	●	●

W. Benjamin Moreland Private Investor and Former Chief Executive Officer, Crown Castle International Corp.	61	2025	YES	F		●

10	CHENIERE

DIRECTORS AND NOMINEES

				NOMINEE COMMITTEE MEMBERSHIPS
NAME PRINCIPAL OCCUPATION	AGE (AS OF MAY 15, 2025)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

Donald F. Robillard, Jr. President, Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc.	73	2014	YES	Chair; F	●

Matthew Runkle Senior Managing Director, Head of Renewables and Midstream, Blackstone Inc.	47	2025*	NO

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	70	2014	YES		●	Chair

F = Audit Committee Financial Expert

*	Mr. Runkle previously served on the Board from April 2023 to April 2024.

The Board has determined that Messrs. Moreland and Robillard are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

Director Qualifications and Core Competencies

Our director nominees represent a robust mix of backgrounds, skills and experiences that complement each other to create a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight

The table below summarizes certain of the key qualifications, skills and experiences of our director nominees. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency that contributed to his or her nomination to the Board. In addition, we have included certain self-identified demographical information below. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

DIRECTOR NOMINEE SKILLS AND EXPERIENCE MATRIX

Key Skills and Experience

Corporate Finance: Has an understanding of finance and financial reporting processes

Energy Industry Experience: Contributes valuable perspective on broader trends and issues specific to our operations in the energy industry

Executive Leadership: Has a demonstrated record of leadership and valuable perspectives relating to the management and oversight of large and complex organizations

Governance: Contributes to the Board’s understanding of best practices in corporate governance matters

2025 PROXY STATEMENT	11

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEE SKILLS AND EXPERIENCE MATRIX

Government / Regulatory: Has an understanding of the role governmental and regulatory actions and decisions may have on our business and contributes to the Board’s ability to navigate complex regulatory and governmental dynamics

HSE/Sustainability: Strengthens the Board’s oversight and understanding of the interrelationship among environmental and safety matters or sustainability, and our operational activities and strategy

Human Capital Management: Has an understanding of human resources and best practices to enhance the attraction, motivation, and retention of a talented workforce

International Experience: Provides valuable insights into the international aspects of our business and operations

Operations: Provides operational knowledge to aid in managing risks inherent in our business

Public Company Director: Serves or has served on other public company boards

Risk Oversight / Crisis Management: Has an understanding of, and experience with, the risk oversight necessary for organizational performance and security

Trading Financial Commodities: Has knowledge of domestic and global energy commodities markets and trading of financial commodities

Age (as of May 15, 2025)	71	62	66	59	62	62	61	73	47	70

Gender	M	M	F	M	F	F	M	M	M	M

Racial / Ethnic Diversity				●	●

There are ten nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2026 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board unanimously recommends a vote FOR the election of the ten nominees as directors of the Company to hold office for a one-year term expiring at the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

12	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee may consider suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders, and will review and consider any such candidates submitted by a shareholder or shareholder group in the same manner as all other candidates. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are then recommended to the Board by the Governance and Nominating Committee.

The full Board selects, recommends and nominates director candidates for shareholders to consider and vote upon at the annual shareholders’ meeting.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	commitment to understand the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise, backgrounds and other demographics among members of the Board.

Practices for Considering Diversity of Backgrounds. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance, regulatory compliance and ESG. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds and attributes (such as gender, ethnicity and age) of the Board members. 40% of our director nominees are diverse based on gender or ethnicity.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and, as of the date of this Proxy Statement, is qualified to and should serve on our Board. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Shareholder Recommendations of Candidates. The Governance and Nominating Committee will consider director candidates recommended by shareholders and will apply the same standards in considering director candidates recommended by shareholders that it applies to other candidates. Shareholders wishing to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any shareholder who wishes to directly nominate a director candidate to stand for election at a meeting of stockholders must provide written notice that is timely and in proper form in accordance with the procedures provided in the Corporation’s Bylaws. For more information, please refer to the discussion under the heading “Other Matters—Nomination of Directors”

Service on Other Boards. No director should serve on so many other public or private company boards that his or her ability to devote the necessary time and attention to his or her duties to the Board or to the Company’s affairs would be compromised. Determination of the existence of such a situation would be subject to the discretion of the Board. Directors should promptly notify the Chief Legal Officer or Chief Compliance and Ethics Officer in advance of accepting any new board position outside of charitable and civic organizations. Outside board service is evaluated in connection with the annual nomination process for directors.

2025 PROXY STATEMENT	13

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Retirement Policy. The Board maintains a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. Additionally, in order to encourage Board refreshment, the Board revised the director retirement policy in 2020 to provide that directors who have reached 15 years of service on the Board will also not be eligible for re-nomination to the Board at the annual meeting of shareholders of the Company in the year at which such director’s current term expires, subject to Board discretion. The Board believes this policy helps to ensure a healthy rotation of directors, which promotes the continued influx of new ideas and perspectives to the Board.

Recent Board Refreshment. As a result of our focus on Board refreshment and pursuant to our director retirement policy, in 2022 one of our long-serving directors, Mr. David B. Kilpatrick, retired, and Mr. Edwards joined the Board. Ms. Gray was nominated to join the Board in 2023 as a result of another long-serving director, Ms. Vicky Bailey, not standing for re-election at the 2023 Annual Meeting of Shareholders. In addition, Mr. Moreland joined the Board in January 2025, and, pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in 2012 (the “IRRA”), Mr. Runkle was appointed to the Board to replace Mr. Scott Peak in April 2025. Since April 2022, pursuant to its rights under the IRRA, the director nominee of CQP Holdco has alternated each year between Messrs. Runkle and Peak.

In addition to the minimum criteria described above, the Governance and Nominating Committee evaluated the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. Eight of our ten director nominees are independent, and five of our independent directors have been on our Board for less than five years, while the remaining three have served for ten years or more. We believe this achieves the right balance between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and our Company.

14	CHENIERE

DIRECTOR BIOGRAPHIES

DIRECTOR BIOGRAPHIES

JACK A. FUSCO PRESIDENT & CEO	AGE: 62 DIRECTOR SINCE: 2016

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC (“Cheniere Partners GP”), a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Partners. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) from June 2016 to September 2018. Mr. Fusco is also President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor again recognized Mr. Fusco for the 2020, 2023 and 2024 All-American Executive Team Best CEO in the natural gas industry.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco

managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 40 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006. Mr. Fusco is currently on the board of directors of the American-Italian Cancer Foundation, a non-profit organization supporting cancer research and education.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

2025 PROXY STATEMENT	15

PROPOSAL 1 – ELECTION OF DIRECTORS

G. ANDREA BOTTA CHAIRMAN OF THE BOARD AND CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 71 DIRECTOR SINCE: 2010

G. Andrea Botta is the Chairman of the Board and Chairman of our Governance and Nominating Committee. Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company, since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. From March 2008 until February 2018, Mr. Botta served on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications:

Mr. Botta brings a unique international perspective to our Board and significant investing expertise. He has over 30 years of investing experience primarily in private equity investing.

PATRICIA K. COLLAWN MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 66 DIRECTOR SINCE: 2021

Ms. Collawn is a member of our Compensation Committee and Governance and Nominating Committee. Ms. Collawn is the Chairman and Chief Executive Officer of TXNM Energy, Inc. (formerly PNM Resources, Inc.), a publicly-traded energy holding company based in New Mexico, becoming Chairman in 2012 and CEO in 2010. From 2010 to May 2022, Ms. Collawn also served as President of PNM Resources. Ms. Collawn joined PNM Resources in 2007 as President, Utilities, prior to her promotion to President and Chief Operating Officer in 2008. From 2005 to 2007, Ms. Collawn served as President and Chief Executive Officer of Public Service Company of Colorado, an operating utility that is a subsidiary of Xcel Energy, Inc. Ms. Collawn previously served on the board of directors of Equitrans Midstream Corporation, a publicly traded natural gas midstream company, from April 2020 to April 2023, EVgo Services, LLC, a publicly traded builder, owner and operator of DC fast charging for electric vehicles in the U.S., from July 2021 to March 2022, and CTS Corporation, a publicly traded designer and manufacturer of sensors, actuators and electronic components for various industries, from 2003 to May 2021.

Ms. Collawn also previously served as Chairman of the Electric Power Research Institute, an independent, non-profit center for public interest energy and environmental research, including sustainability and carbon reduction matters, and Chairman of the Edison Electric Institute (“EEI”), a national association of investor-owned electric companies. Ms. Collawn is also currently serving as volunteer interim Chief Executive Officer of EEI. Ms. Collawn received a B.A. from Drake University and an M.B.A. from Harvard Business School.

Skills and Qualifications:

As a senior executive in the power utilities sector for more than 25 years, Ms. Collawn has an in-depth understanding of the complex regulatory structure of the utility industry, as well as substantial operations experience. Along with her executive leadership experience and commercial and operational expertise, Ms. Collawn brings a focus on corporate governance, cybersecurity and environmental and sustainability matters to our Board.

16	CHENIERE

DIRECTOR BIOGRAPHIES

BRIAN E. EDWARDS MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 59 DIRECTOR SINCE: 2022

Mr. Edwards is a member of our Audit Committee and Compensation Committee. Mr. Edwards has served as a Senior Vice President of Caterpillar Inc., a construction equipment manufacturer, since January 2021, with responsibility for the Caterpillar Remanufacturing Division, which offers high-quality, lower-cost replacement parts remanufactured from genuine Caterpillar components. Mr. Edwards joined Caterpillar in 2010 as Vice President of Sales and Marketing at the company’s wholly owned subsidiary, Progress Rail. He continued rising in the leadership ranks at Progress Rail, serving in many roles, including Executive Vice President of rolling stock. Prior to joining Caterpillar, Mr. Edwards spent more than 20 years gaining expertise in manufacturing, engineering and supply chain roles at GE and General Motors. Mr. Edwards holds a bachelor’s degree in Chemical

Engineering from Youngstown State University and a master’s degree in Manufacturing Management from GMI Engineering & Management Institute (now Kettering University). Mr. Edwards completed the Caterpillar “Digging Deep” executive development program through Stanford University. Mr. Edwards is affiliated with United Way, March of Dimes and Big Brothers Big Sisters of America.

Skills and Qualifications:

Mr. Edwards provides a differentiated and meaningful perspective to the Board through his deep knowledge of industrial manufacturing, engineering and supply chain, as well as his decades of leadership within large organizations.

DENISE GRAY MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 62 DIRECTOR SINCE: 2023

Ms. Gray has served as the Chief Executive Officer of DKTN Consulting LLC, a global automotive systems and energy storage advisory firm, since May 2023, and previously served as Director External Affairs and Government Relations, North America for LG Energy Solution Michigan Inc., the North American subsidiary of LG Energy Solution Ltd, a manufacturer of large lithium-ion battery cells and packs for electric vehicles and other energy storage applications, from March 2022 until her retirement in May 2023. Ms. Gray previously served as CEO/President and Board Member of LG Chem Power Inc./LG Chem Michigan Inc./LG Energy Solution Michigan Inc. from September 2015 to March 2022. In that position, her team provided battery solutions for automotive and non-automotive applications. Ms. Gray served on the board of directors for Tenneco from March 2019 to November 2022. She has served on the board of directors of Canadian National Railway since April 2021, on the Board on Energy and Environmental Systems since January 2020, and on the Advisory Boards of the Joint Office of Energy and Transportation Electric Vehicle Working Group since August 2023 and the United States Secretary of Energy since

October 2021. Ms. Gray has been a Member of The National Academy of Engineering since February 2022. Ms. Gray previously held automotive leadership positions with AVL List GmbH in Graz, Austria from 2013 to 2015 and Atieva, Inc. in Redwood City, California from 2010 to 2013. The vast majority of Ms. Gray’s 35+ year professional career was with General Motors from 1986 to 2010, where she spearheaded efforts in vehicle electrical, powertrain system controls, and software, including battery systems. Ms. Gray holds a B.S. in Electrical Engineering from Kettering University and a M.S. in Engineering Management of Technology from Rensselaer Polytechnic Institute.

Skills and Qualifications:

Ms. Gray has extensive experience in the automotive industry, including leadership roles of companies at the forefront of battery technology, bringing insights into energy transition issues and engineering expertise to our Board.

2025 PROXY STATEMENT	17

PROPOSAL 1 – ELECTION OF DIRECTORS

LORRAINE MITCHELMORE MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 62 DIRECTOR SINCE: 2021

Ms. Mitchelmore is a member of our Audit Committee and Governance and Nominating Committee. Ms. Mitchelmore was recently the President and Chief Executive Officer of Enlighten Innovations Inc., a Calgary based clean technology company, from May 2017 to September 2018. Prior to that, she was President and Canada Country Chair of Shell Canada Limited and Executive Vice President, Americas Heavy Oil for Royal Dutch Shell from 2009 to 2016. She has more than 30 years of international oil and gas industry experience. Throughout her career, she has served with increasing responsibility in operational, strategy, and commercial roles. Prior to joining Shell in 2002, she worked with BHP Petroleum, Chevron, and Petro-Canada.

Ms. Mitchelmore has served as a director of the Bank of Montreal, a diversified financial services provider, since May 2015, where she currently serves as Chair of the Human Resources Committee, and Suncor Energy Inc., a premier integrated energy company, since November 2019, where she currently serves as Chair of the Environment, Health, Safety and Sustainable Development Committee. Ms. Mitchelmore previously served on the Board of Directors of the Alberta Investment Management Corporation (AIMCo) from January 2022 to November 2024, the Board of Advisers of Catalyst Canada from 2018 to 2023, and the board of directors of TransMountain Corporation from November 2018 to December 2019.

Ms. Mitchelmore was an associate of the Creative Destruction Lab from 2018 to 2023 where she was a mentor to many early-stage energy transition companies. From 2017 to 2018, she chaired the Resources of the Future Economic Strategy table for the Canadian federal government. She has been named a fellow of the Canadian Academy of Engineering, awarded the Catalyst Canada Champion Honors Award in 2014, recognizing commitment to Diversity and Inclusion, and was a recipient of Canada’s 2016 Clean16 award for leadership in advancing sustainable development in Canada. She currently serves as an advisor to McKinsey and Company’s Advancing Women Executives program.

Ms. Mitchelmore holds a BSc in Geophysics from Memorial University of Newfoundland, an MSc in Geophysics from the University of Melbourne, Australia and an MBA from Kingston Business School in London, England.

Skills and Qualifications:

Ms. Mitchelmore has over 30 years of international oil and gas industry experience, as well as significant executive, operational, strategy and commercial experience. Ms. Mitchelmore also brings meaningful experience with energy transition issues and sustainable development to our Board.

18	CHENIERE

DIRECTOR BIOGRAPHIES

W. Benjamin Moreland MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 61 DIRECTOR SINCE: 2025

Mr. Moreland is a member of our Audit Committee and Compensation Committee. Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle Inc., a provider of wireless infrastructure in the U.S., where he also served as a member of the Board of Directors from 2006 until his retirement in 2023. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 to December 2017, President and Chief Executive Officer from July 2008 to May 2016, and Chief Financial Officer from 2000 through 2008. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland has served as the Chair of the Board of Directors of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company, since May 2019. He is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of

Calpine Corporation from 2009 until its privatization in March 2018, and Monogram Residential Trust from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership and currently serves as a board member of Houston Methodist Hospital. Mr. Moreland is a member of the University of Texas McCombs School of Business Advisory Council and Bauer Board at the University of Houston. Mr. Moreland received a B.B.A. from the University of Texas at Austin and an M.B.A. from the University of Houston.

Skills and Qualifications:

Mr. Moreland brings to our Board diverse executive experience, financial and transactional acumen and strategic insight, extensive knowledge and understanding of business operations and the communications infrastructure industry, a breadth of experience in oversight areas, and deep experience and service as a public company board member.

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 73 DIRECTOR SINCE: 2014

Mr. Robillard is the Chairman of our Audit Committee and a member of our Governance and Nominating Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement in January 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of Hunt. He is currently President of Robillard Consulting, LLC, an oil and gas advisory firm. Mr. Robillard has served on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company, since 2012, and on the board of directors of Hunt since 2022. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the National Association of Corporate Directors (NACD Directorship Certified), Financial Executives International and an advisory board member of the Institute for Excellence in Corporate Governance at the Naveen Jindal School of Management at the University of Texas at Dallas. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

2025 PROXY STATEMENT	19

PROPOSAL 1 – ELECTION OF DIRECTORS

MATTHEW RUNKLE DIRECTOR	AGE: 47 DIRECTOR SINCE: 2025

Mr. Runkle is a Senior Managing Director and Head of Renewables and Midstream within the Infrastructure Group for Blackstone Inc., an alternative asset management firm. Since joining Blackstone in October 2017, Mr. Runkle has been involved in the execution of Blackstone investments, including Invenergy Renewables, a partnership with NextEra Energy, Cheniere Partners and Tallgrass Energy. Before joining Blackstone, Mr. Runkle spent 15 years at ArcLight Capital Partners, LLC, a private equity firm focused on energy infrastructure investments. While at ArcLight, Mr. Runkle sourced, executed and actively managed investments in assets and companies across the power and midstream sectors. Prior to that, Mr. Runkle began his career at The NorthBridge Group as an analyst, where he focused on corporate strategy for vertically integrated utilities. Mr. Runkle has served as a director of Tallgrass Energy Partners GP, L.P., a midstream energy infrastructure company, since March 2019. Mr. Runkle previously served as a director of Cheniere from April 2023 to April 2024 and Cheniere Partners GP from July 2021 to April 2023 and April 2024 to April 2025. He also serves as chair of the Brooklyn Community Board of the Jeremiah Program, a non-profit social services organization. Mr. Runkle holds a Bachelor’s degree in Geology and Geophysics from Yale University.

Skills and Qualifications:

Mr. Runkle brings energy infrastructure industry expertise and a unique financial perspective to our Board based on his investment experience with Blackstone Inc. Mr. Runkle’s appointment to the Board was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco and various other related parties in 2012.

NEAL A. SHEAR CHAIRMAN OF COMPENSATION COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 70 DIRECTOR SINCE: 2014

Mr. Shear is the Chairman of our Compensation Committee and a member of our Governance and Nominating Committee. Since June 2017, Mr. Shear has served as Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP, an alternative asset management firm. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund from January 2012 until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

20	CHENIERE

GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

The following table shows our current directors and director nominees’ fiscal year 2024 membership and chairpersons of our Board committees, Board and committee meetings held and attendance as a percentage of meetings eligible to attend, with the exception of Mr. Moreland who was not a member of the Board in 2024. If a director did not serve for the full fiscal year, the following percentages apply only to meetings held during the period the director served. The current Chair of the Board and each committee is indicated in the table.

Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend. At the 2024 Annual Meeting, all of the members of the Board then serving were present.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	COLLAWN	EDWARDS	GRAY	MITCHELMORE	ROBILLARD	RUNKLE	SHEAR

Board	8	100% Chair	100%	100%	100%	100%	100%	100%	100%	100%

Audit Committee	8	—	—	100%	100%	100%	100%	100% Chair	—	—

Governance and Nominating Committee	6	100% Chair	—	—	—	—	100%	100%	—	100%

Compensation Committee	5	—	—	100%	100%	100%	—	—	—	100% Chair

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the New York Stock Exchange (“NYSE”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE independence standards state that the following list of persons will not be considered independent:

•	a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and not including compensation paid to an immediate family member who is a non-executive employee of the Company or compensation received for former service as an interim executive officer;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company or any parent or subsidiary of the Company for property or

2025 PROXY STATEMENT	21

GOVERNANCE INFORMATION

services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s or any parent’s or subsidiary’s executive officers serve on the compensation committee of such other entity; or

•

a director who is a current partner or employee of the Company’s or any parent’s or subsidiary’s internal or external auditor, who has an immediate family member who is a current partner of such internal or external auditor, who has an immediate family member who is a current employee of such outside auditor and works on the Company’s or any parent’s or subsidiary’s audit, or who was a partner or employee, or has an immediate family member who was a partner or employee, of such internal or external auditor and worked on the Company’s or any parent’s or subsidiary’s audit at any time during any of the past three years.

As of April 2025, the Board determined that director nominees Messrs. Botta, Edwards, Moreland, Robillard and Shear and Mses. Collawn, Gray and Mitchelmore are independent, and that none of them has a relationship that may interfere with the exercise of his or her independent judgment.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. The Board has separated the CEO and Chairman of the Board positions since December 2015. Mr. Botta, an independent director, serves as the Non-Executive Chairman of the Board and Mr. Fusco serves as President and CEO of the Company.

The Company has in place strong governance mechanisms to provide effective independent Board leadership and oversight and ensure the continued accountability of the CEO to the Board, including the following:

•

the Non-Executive Chairman of the Board provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are chaired by and comprised solely of non-employee directors who meet the independence requirements under the NYSE listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board also believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Role of the Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed an independent Non-Executive Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter, which is attached to the Company’s Corporate Governance Guidelines as Annex A, which is available on our website at www.cheniere.com. These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

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SHAREHOLDER OUTREACH—GOVERNANCE

•	work with the CEO and the Corporate Secretary to prepare the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO;

•	at the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. The consideration of risks that could affect the Company are an integral part of Board and committee discussions and deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations, ESG, health and safety, and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to mitigate such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors the effectiveness of the Company’s internal control over financial reporting, legal and regulatory compliance and cybersecurity risk management and confers with our independent registered public accounting firm on the results of its processes to assess risk in the context of its audit engagement. The Governance and Nominating Committee reviews with management the current and emerging environmental, sustainability and social responsibility issues impacting the Company. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements, including assessments of the relationship among the Company’s risk management policies and practices, corporate strategy and compensation policies and practices. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 31 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings. For more information on cybersecurity risk oversight, please see Item 1C “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SHAREHOLDER OUTREACH—GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2024 Annual Meeting, members of our Board and senior management led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings, with governance topics being a priority in these engagements. Following our 2024 Annual Meeting, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider any and all shareholder input with respect to our governance framework.

The Board believes that its current system of corporate governance oversight enables the directors to prioritize the long-term interests of the Company and our shareholders and be prudent stewards of shareholder capital. In addition, the Board is responsive to evolution in the general corporate governance environment.

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GOVERNANCE INFORMATION

Key Themes from Our Shareholder Outreach

Our shareholders have varying methodologies and analytical processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders in 2024, which included:

•

Evolution of our disclosure regarding the Company’s initiatives related to Environmental, Social, and Governance issues. Since our 2024 Annual Meeting, we have announced several milestones and achievements related to our initiatives on sustainability and governance. Shareholders have provided positive feedback on these efforts, particularly Cheniere’s leadership on environmental transparency, integrating sustainability throughout the business, and the comprehensive disclosure in Energy Secured, Benefits Delivered, our fifth corporate responsibility report. Addressing these issues and opportunities in a transparent manner with our shareholders is a focus of the executive management team, with oversight from the Governance and Nominating Committee of the Board. In 2024, we set a voluntary, measurement-informed Scope 1 annual methane emissions intensity target for our liquefaction facilities, which is consistent with Gold Standard under the United Nations Environment Programme’s (UNEP) Oil & Gas Methane Partnership (OGMP) 2.0. We also updated our peer-reviewed LNG life cycle assessment, which is published in the American Chemical Society’s Sustainable Chemistry & Engineering Journal and builds upon our first life cycle assessment study, published in 2021. We will continue to address these issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Our shareholders have expressed a desire that our Board continue to actively monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board recognizes the importance of evolving governance best practices, is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see page 45 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

CORPORATE RESPONSIBILITY

Cheniere’s vision is to provide clean, secure, and affordable energy to the world. This vision underpins our commitment to respond to the world’s shared energy challenges—expanding the global supply of reliable and affordable energy, improving air quality, reducing emissions, and supporting the transition to a lower-carbon future. Cheniere’s approach to corporate responsibility is guided by our Climate & Sustainability Principles: Transparency, Science, Supply Chain, and Operational Excellence.

In 2024, we published Energy Secured, Benefits Delivered, our fifth Corporate Responsibility report, which outlines Cheniere’s commitment to sustainability and our performance on key ESG metrics. The report sets forth our progress towards aligning with multiple relevant reporting frameworks, including the Task Force on Climate-Related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), as well as IPIECA, an ESG-focused oil and gas industry association.

ESG Governance

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing our climate and sustainability policies, strategies, and actions. Executive-level managers oversee our major ESG focus areas, including climate, environment, human capital, health and safety, community and governance. Executive management provides regular updates on these topics to the Board.

In 2024, the Board received quarterly updates from management on climate and sustainability, including a session focused on climate risks, opportunities, and strategies. Further demonstrating our commitment to integrating ESG into our overall corporate strategy, our 2024 annual performance scorecard included an ESG metric, inclusive of safety, of 30% of the total year’s scorecard value for all Cheniere employees.

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. The focus of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies in remaining economically and

24	CHENIERE

CORPORATE RESPONSIBILITY

climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency.

In 2024, we announced a voluntary, measurement-informed Scope 1 annual methane emissions intensity target for our liquefaction facilities. The target builds upon our climate strategy and leverages data from our multi-scale emissions measurement programs. The methane target is consistent with the requirements to achieve Gold Standard under Cheniere’s membership in UNEP OGMP 2.0.

We continue to advance our efforts to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

Addressing Climate Risk

We have built our strategy to respond to climate-related risks and opportunities, support the long-term resilience of our business and address the world’s shared energy challenges. We integrate climate-related risks and opportunities into our business strategy and financial planning.

We have published a Climate Transition Risk Scenario Analysis, analyzing the long-term resilience of Cheniere’s business under multiple long-term climate scenarios, including a trajectory consistent with the goals of the Paris Agreement to limit global warming to well below 2°C compared to pre-industrial levels. The report was informed by the recommendations of the TCFD. Under all scenarios evaluated and subject to the assumptions contained therein, the report concluded that Cheniere is positioned to help meet growing demand for LNG through 2040. The analysis validates our belief in the long-term resiliency of our business, even under a well below 2°C pathway and a major transformation of the global energy system.

We also consider physical risks such as hurricanes, flood and other extreme weather events. We design our facilities to withstand a variety of extreme weather conditions, and we implement appropriate risk mitigation and management measures.

Human Capital Management

Our people are vital to the success of our business. We strive to provide a best-in-class workplace that fosters productivity and creativity and empowers all employees to do their best work. We invest in core human capital priorities—attracting, engaging, retaining, and developing top talent—because our employees enable our current and future success and ability to generate long-term value. Our organizational strength comes from a culture that integrates performance, inclusion, and our core values of teamwork, respect, accountability, integrity, nimble and safety (“TRAINS”). We believe that setting high standards and holding ourselves accountable create a dynamic environment that empowers our workforce to achieve our shared goals.

Our employees help drive our success, build our reputation, establish our legacy and deliver on our commitments to our customers. We aim to retain the best talent and keep our employees engaged through fulfilling career opportunities, training and development resources, and a competitive compensation program. Highlights include:

•	Competitive compensation and benefits package and offerings to support wellness and mental health

•	Training and development opportunities for all employees, including access to over 130 online learning courses and funding for employees’ external professional certifications and continuing education

•	Annual performance reviews and regular talent reviews to target development strategies and manage succession plans

Our Chief Human Resources Officer oversees human capital management and communicates progress on our programs to our Board on a regular basis. These programs include, but are not limited to, our approach to talent acquisition and retention, rewards and remuneration, employee relations, training and development, and employee engagement.

Culture and Engagement

We are committed to supporting a culture where all employees can thrive, feel they belong and are valued. To create this environment, we are committed to compliance with all federal, state and local laws that prohibit workplace discrimination, harassment and unlawful retaliation. Our Code of Business Conduct and Ethics, our TRAINS values and our policies demonstrate our commitment to building an inclusive workplace, regardless of race, beliefs, nationality, gender and sexual orientation or any other status protected by our policy. We are committed to providing fair and equitable employee programs including compensation and benefits. We will continue our “Values in Action” efforts, which supports employees in identifying and implementing actions and behaviors that align with our TRAINS values.

We manage and measure organizational health with a view to gaining insight into employees’ experiences, levels of workplace satisfaction and feelings of engagement and inclusion with the Company. Employees are encouraged to share ideas and concerns

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GOVERNANCE INFORMATION

through multiple feedback channels including townhalls and hotlines which can be reached anonymously. Insights from these channels are used to develop both Company-wide and business unit level talent development plans and training programs.

In addition to internal engagement, we provide opportunities for our workforce to volunteer and support their communities. Through volunteerism, supplier development, and charitable giving, we give back to the communities in which we live and work.

Our Vice President, Compliance and Ethics collaborates with company leaders, including those from Human Resources, Community Giving and Volunteerism, and Supply Chain Management, to further these initiatives.

Health and Safety

Safety is a core value at Cheniere, and we are committed to a safety-first culture in all aspects of our business. Our Cheniere Integrated Management System (CIMS) coordinates the management of all our core operational functions to enable excellence in safety, health, and environmental performance, as well as operational reliability. We also facilitate this commitment through the following:

•	Commitment to a robust safety culture, including asset location and office Safety Committees chaired by employees

•	Safety compliance requirements to pre-qualify, monitor and evaluate suppliers

•	Robust training program to ensure compliance with Cheniere-specific and regulatory safety requirements

•	Governance and assurance programs to assess effectiveness of health and safety programs and drive continuous improvement

•	Processes to document incidents and share lessons learned across the Company

•	Structured process hazard analysis processes to assess operational risks and identify engineering and procedural controls to ensure risk is maintained at acceptable levels

•	Safety target included in the compensation scorecard which is tied to the annual incentive program for all employees

Community Engagement and Development

We believe building strong relationships and supporting the communities in which we live and work contributes to our success. We focus on driving community development through local skills training opportunities, job creation and targeted community investment. This helps support the long-term growth of our local communities and builds critical relationships that help to facilitate our business success. We implement a comprehensive approach to community engagement to build respectful, collaborative relationships and respond proactively to our communities’ needs and concerns. Our Vice President of State and Local Government and Community Affairs provides executive oversight and leadership on our stakeholder engagement, community investments, corporate giving and volunteer efforts. This team provides regular updates to the CEO and members of senior management, as well as to the Board at least annually.

We partner with our communities throughout a project’s lifecycle, beginning at the early stages of planning. In addition to supporting a local workforce and supplier base, Cheniere supports economic development in our communities through strategic community investments, corporate giving and volunteering. During a project’s planning phase, we assess community-focused environmental and social impacts of our operations, including impacts to minority and economically disadvantaged populations and other relevant environmental considerations. Along with implementing a targeted stakeholder engagement plan, we log and track community feedback to help ensure we address concerns in a timely and transparent manner.

Oversight and initiatives include:

•	Updated formal social impact assessments for our Liquefaction Projects to comprehensively consider social and community impacts and potential mitigations

•	Through the Cheniere Foundation, the Employee Giving Fund contributed over $200,000 to local organizations to support veterans’ initiatives, children’s welfare and animal adoption

•	Invested over $300,000 in health and safety organizations, including first responders, to provide needed equipment, programming and training in our local communities

•	Robust stakeholder engagement plans whereby our site leadership engages with their community stakeholders on a regular basis

26	CHENIERE

MEETINGS AND COMMITTEES OF THE BOARD

•	Annual social impact investments that support environmental stewardship, including projects dedicated to marine habitats, coastal restoration, and air quality

•	Expanded our portfolio of mentorship, apprenticeship, and educational programs to help create jobs and provide local residents with skills to enter the workforce

Global community direct giving $5.8 million	Provided over 11,000 volunteer hours	Invested in organizations supporting air quality and environmental stewardship in our local communities $1 million

Political Engagement

We are committed to high ethical standards, as codified in Cheniere’s Code of Business Conduct and Ethics. We expect employees to uphold the highest standards of ethical behavior and conduct all political advocacy activities in compliance with applicable state and federal laws as well as our policies. We comply with regulatory standards associated with registration and reporting of our lobbying activities, which are limited to the U.S. only.

•	Our lobbying activity is publicly available in the Federal Lobbying Database, as well as in the Texas and Louisiana state databases

•	Cheniere’s memberships in 501(c)(4) and 501(c)(6) organizations can be found at www.cheniere.com/about/resources/memberships-trade-associations

Human Rights and Labor Standards

We respect the human rights of all people, including our personnel and individuals based in the communities in which we operate. In addition, we strive to work with suppliers and contractors who embrace and commit to similar values:

•

Our Supplier Code of Conduct affirms that we respect human rights worldwide and that we strive to work with suppliers who engage in efforts to promote similar human rights-related standards, including those related to fair wages, anti-discrimination, and other ethical labor practices.

•	We expect our suppliers to review, understand and agree to abide by our Supplier Code of Conduct to ensure compliance with our standards.

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating, and Compensation Committees. Members of the Audit, Governance and Nominating, and Compensation Committees for a given year are generally selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2024, our Board held eight meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served, during the period for which each director served, with the exception of Mr. Moreland who was not a member of the Board in 2024. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2024 Annual Meeting, all of the nine members of the Board then serving were present.

2025 PROXY STATEMENT	27

GOVERNANCE INFORMATION

Committee Membership as of April 8, 2025:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	G. Andrea Botta*	Neal A. Shear*

Brian E. Edwards	Patricia K. Collawn	Patricia K. Collawn

Denise Gray	Lorraine Mitchelmore	Brian E. Edwards

Lorraine Mitchelmore	Donald F. Robillard, Jr.	Denise Gray

W. Benjamin Moreland	Neal A. Shear	W. Benjamin Moreland

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC, and the Board determined that each of Messrs. Moreland and Robillard is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings during the fiscal year ended December 31, 2024.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function;

•	our systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, Vice President Internal Audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Governance and Nominating Committee held six meetings during the fiscal year ended December 31, 2024.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•

review at least annually the Company’s policies and practices relating to corporate governance, including, without limitation, the Corporate Governance Guidelines and the Director Nomination Policy and Procedures and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

28	CHENIERE

COMPENSATION COMMITTEE

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval;

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE;

•	along with the independent directors of the Board, oversee the search for and evaluation of potential successors to the CEO (both planned and emergency);

•

in consultation with the Non-Executive Chairman of the Board, review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures;

•

in consultation with the Non-Executive Chairman of the Board, recommend that the Board select and approve such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•

recommend to the Board action to be taken with respect to (i) any offer of resignation from a director who did not receive a majority of votes cast at his or her election, or (ii) any waiver from the director retirement policy;

•

in consultation with the Non-Executive Chairman of the Board, identify, at least annually, qualified members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

•

review, at least annually, non-employee director compensation for service on the Board and Board committees, including Non-Executive Chairman compensation and committee chairmen compensation, and recommend any changes to the Board;

•	review stock ownership guidelines for the directors and executive officers and monitor compliance with such guidelines;

•	oversee orientation and continuing education programs for directors;

•	review emerging corporate governance issues and practices;

•	review with management and provide oversight of the current and emerging environmental, sustainability and social responsibility issues impacting the Company;

•	review, at least annually, the Company’s climate change and sustainability policies and strategies; and

•	review with management and provide oversight of the Company’s strategies, activities and initiatives related to culture and employee engagement.

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE listing standards and by the SEC. The Compensation Committee held five meetings during the fiscal year ended December 31, 2024.

The Compensation Committee has a written charter, which is available on our website at www.cheniere.com. The Compensation Committee is appointed by the Board to review and approve the compensation policies, practices and plans of the Company. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such

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GOVERNANCE INFORMATION

adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and approve annually corporate goals and objectives relevant to CEO compensation, evaluate at least annually the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other directors who meet the independence requirements of the NYSE (as directed by the Board), determine and approve the CEO’s compensation, including salary, bonus and equity compensation, based on this evaluation;

•

review and recommend to the Board for approval on an annual basis the compensation of the other executive officers of the Company, including salary, bonus and equity compensation, based on the Compensation Committee’s evaluations;

•	review and approve corporate goals and objectives, after consultation with the Board and management, for the other executive officers for the defined performance period;

•	review and determine whether established goals and objectives of any performance-based compensation for the other executive officers have been met for the completed performance period;

•	report to the Board on the performance of the other executive officers in light of the established corporate goals and objectives for the performance period;

•

in determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider such criteria as the Compensation Committee deems appropriate, including the Company’s performance and relative shareholder return, the value of similar incentive awards granted to CEOs at peer group companies, and the long-term incentive awards granted to the CEO in past years;

•	assess the ongoing competitiveness of the total executive compensation packages of the CEO and other executive officers from time to time, at the Compensation Committee’s discretion;

•	review and approve budgets and guidelines for performance-based compensation;

•	review existing cash-based plans applicable to executive officers and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based compensation plans applicable to executive officers and equity-based compensation plans and all material modifications to such existing compensation plans, provided that any other modifications to existing compensation plans and any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend to the Board that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	review and recommend to the Board for approval proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•	review the results of the most recent say-on-pay vote and consider whether to recommend adjustments to the executive compensation policies as a result;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee, a committee of the Board or, subject to Delaware General Corporation Law, officers of the Company, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

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REVIEW OF COMPENSATION RISK

•	conduct and review an annual Committee performance evaluation;

•	review and assess the adequacy of the Compensation Committee charter annually and recommend any proposed changes to the Board for approval;

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation, evaluate executive compensation policies and practices that may mitigate any such risk, and determine whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company; and

•	implement the policy with respect to the recovery or clawback of excess incentive-based compensation pursuant to Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

REVIEW OF COMPENSATION RISK

The Compensation Committee considered the risks associated with our compensation policies and practices in 2024. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•

A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•

A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•

We do not maintain excessively leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•

The Company’s Policy on Insider Trading and Compliance prohibits executive officers, directors and employees from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on the website address and location specified above.

Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

2025 PROXY STATEMENT	31

GOVERNANCE INFORMATION

INSIDER TRADING POLICY

We have adopted a Policy on Insider Trading and Compliance outlining policies and procedures governing the purchase, sale and/or other dispositions of our securities applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. Our Policy on Insider Trading and Compliance was filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, as part of our onboarding process, new directors participate in a director orientation program that introduces them to the Company, which includes a review of background materials and meetings with management. This orientation enables new directors to become familiar with our business and strategic plans, significant financial matters, core values, including our Code of Business Conduct and Ethics, compliance programs and corporate governance practices, and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.
Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day
operations. Directors also participate in the National Association of Corporate Directors (NACD), of which the Company is a member.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Mmes. Collawn and Gray and Messrs. Edwards and Shear from January 1, 2024 through the end of 2024. No member of the Compensation Committee was an employee or officer of the Company in 2024. During 2024, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2024, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.
DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our directors strengthens their alignment with shareholders and demonstrates their commitment to the Company. The minimum required ownership level for our non-employee
directors is three times the director’s prevailing annual equity retainer award, and all non-employee
directors are expected to be in full compliance with the guidelines within five years of initial appointment to the Board, with certain ownership thresholds that must be met in the interim period. If a non-employee
director is not in compliance with the guidelines, he or she is required to retain the entire after-tax
value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee
directors are in compliance with the guidelines, and many of them maintain holdings of Cheniere common stock significantly in excess of the minimum required amount of shares.

32	CHENIERE

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

We provide compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.

Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of our independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to ensure they are aligned with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group” below. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

In May 2024, the Board approved an increase to the annual compensation for each non-employee director for his or her service from $295,000 to $315,000 based on benchmarking within our peer group, effective following the 2024 Annual Meeting. Mr. Fusco did not receive any compensation for his service as a director. Directors may elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $120,000 in cash and $195,000 in restricted stock. Additional compensation is paid for Board leadership positions, to recognize the additional time required to perform the responsibilities associated with these positions. These additional fees are as follows, which may be received either (i) 100% in restricted stock or (ii) 50% in cash and 50% in restricted stock: $30,000 for the Chair of the Audit Committee; $25,000 for the Chair of the Compensation Committee; $20,000 for the Chair of the Governance and Nominating Committee; and $200,000 for the Non-Executive Chairman. Cash payments are made quarterly. The directors’ restricted stock equity retainer of $195,000 and 50% of all Chair fees awarded in 2024 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their $120,000 non-equity retainer and 50% cash portion of their committee chair fees (collectively, the “remaining compensation”) in restricted stock in lieu of cash, such restricted stock vests quarterly. Should a director resign, their remaining pro-rated compensation is paid in cash upon such resignation as if a 100% cash election had been made for their remaining compensation. Notwithstanding the foregoing, if a director resigns (i) upon the request of the Board, including as a result of Board refreshment or retirement initiatives, or (ii) in the case of a director designated to serve on the Board on behalf of a Company shareholder, upon the removal or replacement by, or upon the request of, such shareholder, and in each case where the director has not engaged in action that would result in removal for Cause (as defined in the director’s grant agreement), such director would receive a pro-rata amount of the restricted stock portion of their annual compensation based on the number of days of service relative to the applicable vesting period. Additionally, pursuant to a Director Deferred Compensation Plan approved in February 2022, non-employee directors may elect to defer receipt of 100% of their annual equity-based director compensation in a given director year (from annual meeting to annual meeting) into the form of deferred stock units (“DSUs”), which follow the same vesting schedule as the restricted stock the director would have otherwise received.

The Governance and Nominating Committee continues to evaluate our total director compensation package to ensure competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

2025 PROXY STATEMENT	33

GOVERNANCE INFORMATION

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2024 is set forth in the following table:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2024

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

G. Andrea Botta(2)	$220,000	$292,539	—	—	—	—	$512,539

Patricia K. Collawn(3)	$10,000	$295,210	—	—	—	—	$305,210

Brian E. Edwards(4)	$110,000	$195,131	—	—	—	—	$305,131

Denise Gray(5)	$10,000	$295,210	—	—	—	—	$305,210

Lorraine Mitchelmore(6)	$10,000	$295,210	—	—	—	—	$305,210

Scott Peak(7)	$—	$—	—	—	—	—	$—

Donald A. Robillard, Jr.(8)	$10,000	$325,061	—	—	—	—	$335,061

Matthew Runkle(9)	$—	$—	—	—	—	—	$—

Neal A. Shear(10)	$12,500	$315,163	—	—	—	—	$327,663

(1)

For Mses. Collawn, Gray and Mitchelmore and Messrs. Botta, Edwards, Robillard and Shear, the amounts in this column reflect the grant date fair values (at $157.11 per share on May 23, 2024) of awards granted on May 23, 2024.

(2)

Mr. Botta was granted 1,862 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $292,539. Mr. Botta receives $200,000 for his service as Non-Executive Chairman of the Board of Directors and $20,000 for his service as Chairman of the Governance and Nominating Committee. As of December 31, 2024, he had outstanding 0 shares of restricted stock and 6,068 deferred stock units.

(3)

Ms. Collawn was granted 1,879 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $295,210. As of December 31, 2024, she had outstanding 0 shares of restricted stock and 6,123 deferred stock units.

(4)

Mr. Edwards was granted 1,242 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $195,131. As of December 31, 2024, he had outstanding 1,242 shares of restricted stock and 0 deferred stock units.

(5)

Ms. Gray was granted 1,879 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $295,210. As of December 31, 2024, she had outstanding 0 shares of restricted stock and 3,887 deferred stock units.

(6)

Ms. Mitchelmore was granted 1,879 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $295,210. As of December 31, 2024, she had outstanding 1,561 shares of restricted stock and 0 deferred stock units.

(7)

Mr. Peak was a member of the Board from April 2024 to April 2025. Pursuant to arrangements between Mr. Peak and Brookfield, Mr. Peak did not receive compensation for his service on the Board. As of December 31, 2024, he had no shares of restricted stock or deferred stock units outstanding.

(8)

Mr. Robillard was granted 2,069 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $325,061. Mr. Robillard receives $30,000 for his service as Chairman of the Audit Committee. As of December 31, 2024, he had outstanding 0 shares of restricted stock and 2,069 deferred stock units.

(9)

Mr. Runkle was a member of the Board from April 2023 to April 2024, and April 2025 to present. Pursuant to arrangements between Mr. Runkle and Blackstone, Mr. Runkle did not receive compensation for his service on the Board. As of December 31, 2024, he had no shares of restricted stock or deferred stock units outstanding.

(10)

Mr. Shear was granted 2,006 shares of restricted stock or deferred stock units on May 23, 2024, with a grant date fair value of $315,163. Mr. Shear receives $25,000 for his service as Chairman of the Compensation Committee, paid in the form of restricted stock. As of December 31, 2024, he had outstanding 1,656 shares of restricted stock and 0 deferred stock units.

Directors are also reimbursed for their expenses incurred by attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Occasionally, a spouse or other guest may accompany directors on charter flights when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2024 Director Compensation table.

34	CHENIERE

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Exchange Act and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION

Jack A. Fusco	62	Director, President and Chief Executive Officer

Zach Davis	40	Executive Vice President and Chief Financial Officer

Anatol Feygin	56	Executive Vice President and Chief Commercial Officer

Sean N. Markowitz	51	Executive Vice President, Chief Legal Officer and Corporate Secretary

Maas Hinz	52	Senior Vice President, Operations

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Zach Davis

Executive Vice President and Chief Financial Officer

Mr. Davis has served as Chief Financial Officer since August 2020. Mr. Davis also serves as director and Chief Financial Officer of Cheniere Partners GP. Institutional Investor/Extel recognized Mr. Davis as the All-America Executive Team Overall #1 ranked CFO in Energy – Natural Gas & Master Limited Partnership Sector in 2022, 2023 and 2024 by the buy-side and sell-side investor community. Mr. Davis joined Cheniere in November 2013. While serving as Chief Financial Officer, he has served as Executive Vice President since February 2022 and served as Senior Vice President from August 2020 to February 2022. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 18 years of finance experience, primarily in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin previously served on the board of directors of Diamond Offshore Drilling, Inc., an offshore drilling provider, from May 2019 to April 2021. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Sean N. Markowitz

Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2020, and previously served as General Counsel and Corporate Secretary from September 2016 to February 2020. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Assistant Secretary of Cheniere Partners GP since February 2023, previously serving as Executive Vice President, Chief Legal Officer and Corporate Secretary from May 2020 to February 2023 and as General Counsel and Corporate Secretary from December 2016 and December 2015, respectively, to May 2020. Mr. Markowitz also previously served as General Counsel and

2025 PROXY STATEMENT	35

MANAGEMENT

Corporate Secretary of Cheniere Holdings from November 2016 and December 2015, respectively, to September 2018, and has served as a director of the Cheniere Foundation since March 2025. Mr. Markowitz was named as a Top 20 In-House Legal Leader by the Financial Times in 2023. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Maas Hinz

Senior Vice President, Operations

Mr. Hinz has served as Senior Vice President, Operations since January 2023. Mr. Hinz previously served as Vice President and General Manager at the Sabine Pass Liquefaction Facility from November 2019 to January 2023 and the Corpus Christi Liquefaction Facility on an interim basis from April 2024 to July 2024. Mr. Hinz joined Cheniere in November 2016 as Senior Manager, Operations following a career in various Operations and Technical Leadership roles at Woodside Energy Group Ltd. and Shell plc. He has 24 years of experience in the energy industry across Europe, Russia, Australia, the Middle East and the United States, mainly focused on large scale LNG operations. Mr. Hinz received a Mechanical Engineering Degree with Honors from Central Queensland University in Australia. Mr. Hinz is a chartered Mechanical Engineer registered with IMechE, United Kingdom.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification. Our Restated Certificate of Incorporation, as amended, also provides for the exculpation of directors and officers to the fullest extent permissible under Delaware law.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, selling shareholder, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Exchange Act; (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company, unless the court in which such action is brought permits indemnification in accordance with the DGCL. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

36	CHENIERE

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2024. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2020 Incentive Plan, as amended and restated (the “A&R 2020 Plan”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))

Equity compensation plans approved by security holders	2,811,589	(1)	—	7,644,812	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	2,811,589		—	7,644,812

(1)

The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) and Performance Stock Unit awards (“PSUs”) based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 50 of this Proxy Statement. The following awards have been granted under the A&R 2020 Plan and remain outstanding as of December 31, 2024: 1,413,307 shares underlying RSUs, 1,375,676 shares underlying PSUs based on the maximum award level, and 22,606 shares of restricted stock and deferred stock units.

(2)

In May 2020, the Company established the Cheniere Energy Inc. 2020 Incentive Plan, which was amended and restated in May 2024. The A&R 2020 Plan is a broad-based incentive plan which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock, restricted stock units and performance awards and other stock-based awards to employees, consultants and non-employee directors. The term of any award under the A&R 2020 Plan may not exceed a period of ten years.

Vesting of restricted stock under the A&R 2020 Plan depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

RSUs under the A&R 2020 Plan generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

PSUs under the A&R 2020 Plan cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

2025 PROXY STATEMENT	37

SECURITY OWNERSHIP

As of the Record Date, there were 222,814,436 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table,” and all of our current directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of the Record Date, the current directors and executive officers of the Company beneficially owned an aggregate of 1,260,675 shares of common stock (less than 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of the Record Date, there were 484,048,123 common units and 9,878,178 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jack A. Fusco	724,062	(1)	*	—	—

G. Andrea Botta	33,934	(2)	*	—	—

Patricia K. Collawn	9,060	(2)	*	—	—

Brian E. Edwards	3,276		*	—	—

Denise Gray	3,887	(2)	*	—	—

Lorraine Mitchelmore	6,508		*	—	—

W. Benjamin Moreland	3,412		*	—	—

Donald F. Robillard, Jr.	48,593	(2)	*	—	—

Matthew Runkle	0	(3)	*	—	—

Neal A. Shear	32,695		*	—	—

Zach Davis	108,661	(4)	*	—	—

Anatol Feygin	189,003	(5)	*	—	—

Sean N. Markowitz	79,209	(6)	*	—	—

Maas Hinz	18,375	(7)	*	—	—

Corey Grindal	133,269	(8)	*	—	—

All current directors and executive officers as a group (14 persons)(9)	1,260,675		*	—	—

*	Less than 1%

(1)	Does not include 90,767 unvested RSUs awarded to Mr. Fusco.

(2)

Includes deferred stock units which are distributable within 60 days following such director’s retirement or resignation based upon his or her payout elections under the Director Deferred Compensation Plan. For additional information regarding such holdings, refer to the “Director Compensation” table on page 33.

(3)	Mr. Runkle is an employee of Blackstone Inc. and does not receive compensation or grants of restricted stock for his service on the Board.

38	CHENIERE

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

(4)	Does not include 21,749 unvested RSUs awarded to Mr. Davis.

(5)	Does not include 20,080 unvested RSUs awarded to Mr. Feygin.

(6)	Does not include 20,080 unvested RSUs awarded to Mr. Markowitz.

(7)	Does not include 16,528 unvested RSUs awarded to Mr. Hinz.

(8)

The number of shares set forth for Mr. Grindal is as of February 4, 2025. Mr. Grindal ceased to be a named executive officer of the Company on October 2, 2024 and an employee on January 2, 2025, and is no longer required to report his holdings in the Company’s or Cheniere Energy Partners, L.P.’s securities pursuant to Section 16(a) of the Securities Act.

(9)	Excludes shares owned by Mr. Grindal, who was no longer an executive officer of the Company on the Record Date.

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of shares of common stock of the Company as of the Record Date.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,529,128(1)	10.11%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	16,024,547(2)	7.19%

(1)

Information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has shared voting power over 302,904 shares of common stock, sole dispositive power over 21,879,535 shares of common stock and shared dispositive power over 649,593 shares of common stock.

(2)

Information is based solely on a Schedule 13G/A filed with the SEC on October 24, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 14,452,288 shares of common stock and sole dispositive power over 16,024,547 shares of common stock.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

2025 PROXY STATEMENT	39

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2024 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	ZACH DAVIS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	SEAN N. MARKOWITZ EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY	MAAS HINZ SENIOR VICE PRESIDENT, OPERATIONS	COREY GRINDAL FORMER EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

This CD&A is organized as follows:

1	Executive Summary	PAGE 40

2	Executive Compensation Philosophy & Objectives	PAGE 46

3	Components of Our Executive Compensation Program	PAGE 47

4	Executive Compensation Process	PAGE 57

5	Other Considerations	PAGE 59

6	Compensation Committee Report	PAGE 61

7	Compensation Tables	PAGE 62

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, and the leading producer and exporter of LNG in the United States. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. Our primary business strategy is to be a full-service LNG provider to worldwide end-use customers, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery.

We own and operate the Sabine Pass LNG terminal in Cameron Parish, Louisiana at Sabine Pass, one of the largest LNG production facilities in the world, which has natural gas liquefaction facilities consisting of six operational Trains for a total production capacity of approximately 30 mtpa of LNG (the “SPL Project”). We also own and operate the Corpus Christi LNG terminal near Corpus Christi,

40	CHENIERE

EXECUTIVE SUMMARY

Texas, which has natural gas liquefaction facilities consisting of three operational Trains for a total production capacity of approximately 15 mtpa of LNG (the “CCL Project”).

Additionally, we are constructing an expansion of the Corpus Christi LNG terminal (the “CCL Stage 3 Project” and together with the SPL Project and CCL Project, the “Liquefaction Projects”) consisting of seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG. We achieved first LNG production from the first train of the CCL Stage 3 Project in December 2024, produced the first cargo of LNG in February 2025, and achieved substantial completion of the first train in March 2025. We are developing two midscale Trains with an expected total production capacity of approximately 3 mtpa of LNG (the “CCL Midscale Trains 8 and 9 Project”) adjacent to the CCL Stage 3 Project, filing an application with the FERC in March 2023 for authorization to site, construct and operate the CCL Midscale Trains 8 & 9 Project and with the DOE in April 2023 requesting authorization to export LNG to FTA and non-FTA countries. We received authorization from the DOE to export LNG to FTA countries in July 2023, a positive environmental assessment from the FERC in June 2024, and the order granting authorization to site, construct and operate the CCL Midscale Trains 8 & 9 Project in March 2025. Through Cheniere Partners, we are also developing an expansion adjacent to the SPL Project with a total production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In February 2024, we filed an application with the FERC for authorization to site, construct and operate the SPL Expansion Project, as well as an application to the DOE requesting authorization to export LNG to FTA countries and non-FTA countries, both of which applications exclude debottlenecking. In October 2024, the authorization from the DOE to export LNG to FTA countries was received. The development of the CCL Midscale Trains 8 and 9 Project and the SPL Expansion Project or other projects, including infrastructure projects in support of natural gas supply and LNG demand, will require, among other things, acceptable commercial and financing arrangements before we make a positive FID. We are also pursuing liquefaction expansion opportunities and other projects along the LNG value chain.

Liquefaction Projects Underpinned by Long-Term Contracts

Our long-term counterparty arrangements form the foundation of our business and provide us with significant, stable, long-term cash flows, and include SPAs, in which our customers are generally required to pay a fixed fee with respect to the contracted volumes irrespective of their election to cancel or suspend deliveries of LNG cargoes, and IPM agreements, in which a gas producer sells natural gas to us on a global LNG or natural gas index price, less a fixed liquefaction fee, shipping and other costs. The SPAs also have a variable fee component, which is primarily indexed to Henry Hub and generally structured to cover the cost of natural gas purchases, transportation and liquefaction fuel consumed to produce LNG. Since we procure most of our feedstock for LNG production from the U.S., the structure of these contracts helps limit our exposure to fluctuations in U.S. natural gas prices. Through our SPAs and IPM agreements currently in effect, with approximately 15 years of weighted average remaining life as of December 31, 2024, we have contracted approximately 95% of the total anticipated production from the SPL Project and CCL Project (collectively, the “Liquefaction Projects”) through the mid-2030s, excluding volumes from contracts with terms less than 10 years and volumes that are contractually subject to additional liquefaction capacity beyond what is currently in construction or operation.

For the volumes not contracted by our project level subsidiaries, we have an integrated marketing function that has access to the excess LNG available from the Liquefaction Projects, and has, and continues to develop, a portfolio of long-, medium- and short-term SPAs. Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

2024 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

2024 was another outstanding year for our company, further reinforcing the power of the Cheniere platform. Throughout the year, we continued to achieve significant milestones across the organization, including financially, operationally and commercially:

OUTSTANDING FINANCIAL RESULTS

Net Income of $3.3 billion

Exceeded high end of original Full Year 2024 Consolidated Adjusted EBITDA & Distributable Cash Flow guidance ranges by ~$155 million and ~$300 million, respectively

Out-earned our 9-train run-rate Consolidated Adjusted EBITDA & Distributable Cash Flow guidance for the 3rd year in a row

EXECUTION OF LONG-TERM CAPITAL ALLOCATION PLAN

~$5.4 billion deployed under “20/20 Vision” capital allocation plan

Repurchased ~13.8 million shares for ~$2.3 billion & increased share repurchase authorization by $4 billion through 2027

Increased quarterly dividend in Q3 by ~15% to $2.00/share annualized, with $1.87/share of dividends declared for 2024

Funded ~$1.5 billion of capex towards financially disciplined growth at CCL Stage 3 Project

Repaid $800 million of long-term indebtedness & issued inaugural investment grade bond at Cheniere Energy, Inc.

BEST IN CLASS SAFETY & SEAMLESS LNG OPERATIONS

Top quintile safety record with Total Reportable Incident Rate (TRIR) of 0.15

Exported record 646 cargoes & loaded record 2,327 TBtu, representing ~11% of global LNG produced in 2024

>95% utilization rate in 2024 vs. ~89% global average[1]

Signed multi-decade ~0.5 MTPA contract in support of future expansion

Set voluntary, measurement-informed Scope 1 methane emissions intensity target

PREMIER LNG DEVELOPMENT

CCL Stage 3 Project ahead of schedule & 77.2%[2] complete at year-end, with first LNG from Train 1 achieved in December 2024 and substantial completion of Train 1 achieved in March 2025

Received order granting authorization from FERC to site, construct and operate the CCL Midscale Trains 8 & 9 Project in March 2025, remaining on track to FID the project in 2025

Submitted applications to FERC & DOE for the SPL Expansion Project

Granted FTA export authorization by DOE for the SPL Expansion Project

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

1	Global utilization average in 2023 per International Gas Union. Cheniere utilization reflects 2024 feed gas processed / production capacity.

2	CCL Stage 3 Project completion percentage as of December 31, 2024 and reflects: engineering 97.2% complete, procurement 97.2% complete, subcontract work 88.2% complete and construction 42.6% complete.

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EXECUTIVE SUMMARY

Strategic Accomplishments: Adding to our Foundation for Growth and Cash Flow Stability

•	Achieved key milestones for our growth projects: Throughout 2024, we continued to advance >20 mtpa of accretive, brownfield growth across our platform:

•

In June 2024, we received a positive Environmental Assessment from the FERC with respect to the CCL Midscale Trains 8 & 9 Project and in March 2025 we received the order granting authorization from FERC to site, construct and operate the CCL Midscale Tarins 8 & 9 Project. We anticipate receiving all remaining necessary regulatory approvals in order to reach FID in 2025.

•	In October 2024, we received authorization from the DOE to export LNG to FTA countries from the SPL Expansion Project.

•

Signed a new long-term contract: During 2024, we built upon the commercial momentum for the SPL Expansion Project, bringing total long-term contracts supporting the project to ~7 mtpa, with contracts extending into the 2050s:

•

In July 2024, Cheniere Marketing entered into a long-term SPA with Galp, under which Galp has agreed to purchase approximately 0.5 mtpa of LNG for 20 years from Cheniere Marketing on a free-on-board basis. Deliveries are expected to commence in the early 2030s and are subject to, among other things, a positive FID with respect to the second train of the SPL Expansion Project.

Operational Highlights: Industry Leading Safety, Growing Production, and Operational Excellence

•

Reliable and growing production: As of February 14, 2025, approximately 3,930 cumulative LNG cargoes totaling approximately 270 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the SPL Project.

•

CCL Stage 3 Project execution: In December 2024, we achieved first LNG production from Train 1 of the CCL Stage 3 Project, in February 2025, the first cargo of LNG was produced from the CCL Stage 3 Project, and in March 2025, Train 1 of the CCL Stage 3 Project achieved substantial completion.

•

Operational excellence enabled industry leading safety results: For full year 2024, over 16.5 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.15, which places us within the top quintile of our industry.

Financial Highlights: Financial Results and Consistent Outperformance Relative to Guidance

•	For full year 2024, we generated:

•	Revenue of approximately $15.7 billion and Net Income of approximately $3.3 billion.

•	Consolidated Adjusted EBITDA of approximately $6.2 billion, exceeding the high end of the original guidance range.

•	Distributable Cash Flow of approximately $3.7 billion, exceeding the high end of both the original and latest guidance ranges.

•	During 2024, we accomplished the following pursuant to our long-term capital allocation priorities:

•	We repurchased approximately 13.8 million shares of our common stock for approximately $2.3 billion, and increased our share repurchase authorization by $4.0 billion through 2027.

•	Excluding amounts refinanced, SPL redeemed $800 million of outstanding aggregate principal amount of its senior secured notes.

•	We paid dividends of $1.805 per share of common stock in the aggregate during the year ended December 31, 2024, which included a ~15% increase to the third quarter dividend on an annualized basis.

•	We continued to invest in accretive organic growth, funding approximately $1.5 billion of capital expenditures related to the CCL Stage 3 Project.

•	We issued our inaugural investment grade bond at Cheniere Energy, Inc.

•

Ratings upgrades: Throughout 2024, the Cheniere complex received three distinct upgrades to the credit ratings of its entities by the ratings agencies, marking 22 upgrades since 2021 and further solidifying our investment grade ratings across our corporate structure.

2025 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

CORPORATE RESPONSIBILITY

Climate Strategy

As the leading U.S. LNG exporter, we aim to supply customers with affordable, reliable, and cleaner-burning natural gas. The focus of our climate strategy is to measure and mitigate emissions—to support Cheniere’s LNG supplies in remaining economically and climate-competitive in a lower carbon future. This strategy is reflected in a cadence of actions that focus on science, operational excellence, collaboration along our supply chain, and transparency. We are working to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG emissions performance.

2024 Environmental, Social and Governance Highlights

Our 2024 ESG highlights include:

•

We announced a voluntary, measurement-informed Scope 1 annual methane emissions intensity target, committing to consistently maintain a Scope 1 annual methane emissions intensity of 0.03% per tonne of LNG produced across our two U.S. Gulf Coast liquefaction facilities by 2027. This commitment is a direct result of our years-long strategy to use science-based, measurement-informed data to achieve targeted and transparent climate action.

•

We incorporated the learnings and results of our multi-year, multi-scale QMRV R&D project to develop an emissions measurement and mitigation program. This program informs our mitigation strategies including the previously mentioned methane emissions intensity target.

•

In 2024, we were awarded Gold Standard Pathway by the UN OGMP 2.0, in recognition of our actions to reduce methane emissions and provide measurement-based transparent reporting to the highest OGMP 2.0 standard available.

•	In August 2024, we published Energy Secured, Benefits Delivered, our fifth Corporate Responsibility report, which details our approach to and progress on ESG issues.

•	We continued our commitment to inclusion throughout our workforce and in the communities where we operate, including through increased engagement in underserved communities.

•

During 2024, the Cheniere team supported our communities with over 11,000 hours of volunteering in the communities where we live and work and $5.8 million of direct giving, including employee-matching gifts.

Recognition

In 2024, Cheniere received the following scores and recognition:

•	Achieved the highest possible rating of AAA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment.

•

For the third consecutive year, Cheniere topped Extel’s All-America Executive Team rankings for the Natural Gas & Master Limited Partnership sector and was named one of the surveys Most Honored Companies.

•

Our SPL Project surpassed 10 million work hours without a lost-time injury, underscoring the site’s commitment to safety. SPL received Elite Silver and Innovation safety awards from the American Fuel and Petrochemical Manufacturers for its 2023 performance.

•	Cheniere was featured as an Industry Leader in this year’s JUST Capital Rankings of America’s Most JUST Companies.

•	Ranked Top Performer in both the Employee Wellness and Training & Development categories on the JUST Capital 2024 JUST Jobs Scorecard.

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EXECUTIVE SUMMARY

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our business strategy and shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•

Clawback policy that requires the Board to recoup erroneously paid performance-based incentive compensation from the Company’s current and former Section 16 officers in the event of a financial restatement, which mitigates compensation-related risk and complies with applicable SEC rules and NYSE listing standards

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY

The Board and management are committed to a compensation program that ensures alignment with shareholders, and the Company proactively engages with shareholders regarding compensation as a matter of strategic priority. Over the years, shareholder input has significantly contributed to the evolution of our compensation program.

Ahead of our 2024 Annual Meeting, members of our Board and senior management proactively led engagements with shareholders representing more than 50% of our outstanding common stock through in-person, video and telephonic meetings.

SHAREHOLDER ENGAGEMENT >50% of outstanding shares represented	2024 SAY-ON-PAY Over 90% Support

At our 2024 Annual Meeting, our say-on-pay proposal received support from shareholders owning over 90% of the shares represented at the meeting and entitled to vote on the matter, evidence of the broad-based support of the Compensation Committee and our compensation program from our shareholders.

We intend to continue our broad-based, proactive and constructive shareholder engagement efforts going forward and to consider shareholder input or recommendations with respect to our compensation program design and practices. We will continue to evaluate our compensation programs and incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.

2025 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure that we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization due to the limited pool of talent with the set of skills needed to run an LNG company with a global scope. Trains 1 through 4 of the SPL Project were the first large-scale liquefaction facilities to have been constructed and placed in service in the U.S. lower 48 states, and Trains 1 and 2 of the CCL Project were the first liquefaction trains constructed and placed in service at a greenfield liquefaction facility in the lower 48. As of the end of 2024, there were eight LNG projects in the U.S. that have reached the operations phase, other than Cheniere’s SPL Project and CCL Project. Additionally, there are five projects under construction in the U.S., including Cheniere’s Corpus Christi Stage 3 Project. There are over 50 additional projects outside of North America under various stages of development.

In connection with our status as a market leader, our annual compensation structure is based on the following principles:

•

NEO compensation is primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our LTI program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety, ESG and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons. In addition to the long-term performance risk, our executive officers are also subject to continued employment requirements for the vesting of their long-term compensation.

2024 COMPENSATION HIGHLIGHTS

During 2024, the Compensation Committee and Board continued to monitor market conditions and address feedback from stakeholders and our independent compensation consultant. Key outcomes and developments included:

•	The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2024 performance across multiple financial, operating, safety, ESG and strategic metrics.

•

Performance share units awarded in 2022 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2022-2024 period.

•	In February 2024, the Board approved our 2024 annual performance scorecard which continued to emphasize financial and operational discipline, as well as safety and ESG metrics and milestones.

During 2024, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, with dialogue on the Company’s executive compensation program being an important part of these engagements. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program, as applied to our 2024 Named Executive Officers, are as follows:

TYPE	PURPOSE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, safety and strategic goals that create value for shareholders.
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs for 2024, assuming target performance.

COMPONENTS OF COMPENSATION PROGRAM
OTHER NEOs

BASE
SALARY:
15%
BONUS
AWARD: 15%
PERFORMANCE
STOCK
UNITS: 35%
RESTRICTED
STOCK
UNITS: 35%
PERFORMANCE
BASED PAY: 50%

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across the oil and gas industry and companies of comparable enterprise value in determining 2024 base salaries for our NEOs. See “Peer Group” on page 58 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

In February 2025, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of our NEOs, effective March 10, 2025. The following table provides the base salaries as in effect at the end of 2024 and for 2025 of our NEOs.

2025 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

2024 and 2025 Base Salaries

		2024 ANNUAL BASE SALARY		2025 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,700,000		$1,785,000
Zach Davis	Executive Vice President and Chief Financial Officer	$800,000		$880,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$750,000		$787,500
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	$750,000		$787,500
Maas Hinz	Senior Vice President, Operations	$575,000	(1)	$700,000
Corey Grindal	Former Executive Vice President and Chief Operating Officer	$950,000		$—	(2)

(1)	Mr. Hinz became an NEO effective as of October 2, 2024.

(2)	Mr. Grindal ceased to be an NEO effective as of October 2, 2024, and his employment with the Company terminated on January 2, 2025.

ANNUAL INCENTIVE PROGRAM

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key metrics and objectives. Consistent with our compensation philosophy and in response to feedback from our shareholders, the Compensation Committee utilizes a scorecard approach to determining annual cash bonuses.

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, budget management, safety and operational effectiveness;

•	Qualitative component based on identified strategic goals and ESG accomplishments; and

•	Available adjustments for exceptional individual performance.

Target Incentive Opportunities. The Compensation Committee reviews the target annual incentive opportunities for each of our NEOs annually, and may adjust the targets based on competitive positioning, internal parity, or other relevant factors. For 2024, the Compensation Committee approved individual annual incentive targets which are reflected in the table below titled “NEOs Annual Incentive Award for 2024.”

Performance Goals. The 2024 scorecard provided that 55% of the bonus opportunity was determined based on performance measures using multiple financial, budget management and operational effectiveness measures, and 45% was determined based upon achievement of strategic goals and ESG accomplishments, including safety, because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success.

For 2024, the Compensation Committee set the target performance goals in November 2023, with the exception of the Adjusted EBITDA target and other revisions which were approved in February 2024. The 2024 Consolidated Adjusted EBITDA target was set based on anticipated domestic and international gas prices, our highly contracted sales profile, and major planned maintenance activities at the Liquefaction Projects. After reaching FID in 2022 for the CCL Stage 3 Project, for 2024 our goal focused on execution of project development. We also continued to emphasize our commitment to a culture of compliance with laws and regulations as well as a top-tier safety achievement with respective dedicated scorecard metrics.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2024 Performance Results. The scorecard table below shows the level of achievement in 2024 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2024 performance. The scorecard reflects the Company’s strong performance in 2024, achieving above the target level in all performance measures. We increased our financial guidance throughout 2024, and Adjusted EBITDA results were at the midpoint of the final guidance range while we exceeded the high end of the final guidance for 2024 for Distributable Cash Flow, mainly attributed to optimization activity upstream and downstream of the SPL Project and CCL Project, as well as higher realized margins on open capacity sold in the spot market. Operationally, we produced and exported a record amount of LNG in 2024, all while the SPL Project and CCL Project reached 11 million and 7 million labor hours, respectively, with zero lost time injuries, enabling us to achieve a total recordable incident rate of 0.15. Strategically, we safely advanced the Stage 3 total project progress ahead of schedule and on budget to reach 77.2% complete as of December 31, 2024, highlighted by the achievement of first LNG from Train 1 in December 2024. From an ESG perspective, we set a voluntary Scope 1 methane emissions intensity target that leverages data from our multi-scale emissions measurement and mitigation programs. Overall, the Company’s achievements in 2024 resulted in a total weighted average under the scorecard of 166% of target, as shown below:

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHT	2024 ACTUAL	% ACHIEVEMENT
Scorecard EBITDA ($ millions):	$5,200	$5,700	$6,000		$6,177
• Scorecard EBITDA, excl. Commodity Margin ($ millions)[1]	$3,950	$4,200	$4,400	25%	$4,352	176%
• Commodity Margin ($ millions)	$1,250	$1,500	$1,600	5%	$1,825	200%
Budget Management:
• Adjusted SG&A Expense[2] ($ millions)	$256	$233	$222	5%	$216	200%
Operational Effectiveness (excluding commissioning):
• Asset Production (TBtu)	2,257	2,322	2,348	10%	2,327	118%
• Adjusted O&M Expense[2] ($ millions)	$1,728	$1,584	$1,505	10%	$1,542	153%
ESG:
Environmental
• Emissions Strategy and Development	Implement annual QMRV program at Cheniere facilities	Complete FEED on CCS project	Set a scope 1 methane intensity target and achieve OGMP Gold Standard by end of 2024	10%		200%
Social
• Safety (TRIR)[3]	0.74	0.32	0.12	10%	0.15	184%
• Progress DEI Initiatives	Subject to Compensation Committee Discretion			5%		125%
Governance
• Regulatory / Compliance	Subject to Compensation Committee Discretion			5%		125%
Strategic:
• Stage 3 Total Project Progress	71%	75%	81%	5%	77.2%	168%
• Expansion and Growth	Progress development of SPL/CCL growth	File with FERC for SPL growth project and progress FERC on a CCL growth project	On track to FID in 2025 a CCL growth project aligned with internal financial parameters	10%		150%
Weighted Average						166%

(1)

Scorecard EBITDA includes a $22 million adjustment from Consolidated Adjusted EBITDA for one-time Budgeted reclassifications or exclusions primarily attributed to incremental cash settlement expenses related to certain long term incentive awards granted to officers of the Company who are required to file reports with the SEC pursuant to Section 16 of the Exchange Act. For a definition of Consolidated Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP financial measure, please see Appendix C.

(2)	For definitions of Adjusted SG&A Expense and Adjusted O&M Expense, please see Appendix C.

(3)	“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked.

2025 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2024, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2024 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

Based on 2024 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2024 as follows:

NEOs Annual Incentive Award for 2024

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (166% OF TARGET)	EARNED ANNUAL INCENTIVE

Jack A. Fusco	Director, President and Chief Executive Officer	160%	$2,720,000	$4,515,200	$5,418,240

Zach Davis	Executive Vice President and Chief Financial Officer	100%	$800,000	$1,328,000	$1,593,600

Anatol Feygin	Executive Vice President and Chief Commercial Officer	100%	$750,000	$1,245,000	$1,494,000

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%	$750,000	$1,245,000	$1,494,000

Maas Hinz	Senior Vice President, Operations	100%	$575,000	$954,500	$1,145,400

Corey Grindal	Former Executive Vice President and Chief Operating Officer	100%	$950,000	$1,577,000	$1,577,000

Under the terms of the Annual Incentive Program, determination of an individual’s annual incentive award is based on scorecard results and individual performance. Individual performance is not a weighted factor in our plan but evaluation of individual performance may result in an adjustment to payout for an individual executive. The Compensation Committee considered each NEO’s individual impact on corporate results in 2024, and, as a result of our industry leading safety performance, record operating performance and strong financial performance, individual performance adjustments of 120% were applied to the annual incentive award for each of our NEOs, with the exception of Mr. Grindal who ceased to be an NEO in 2024.

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests by rewarding long-term value creation; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. We have incorporated Absolute Total Shareholder Return (“ATSR”) as an additional metric under the LTI program for PSU grants to NEOs since 2019, believing that this feature further aligns our LTI program with that of our peers. The PSUs granted to Mr. Hinz in 2024 did not contain the ATSR metric as he was not an NEO at the time. The ATSR metric and the cumulative distributable cash flow (“DCF”) metric require important absolute performance achievements, despite favorable or unfavorable market conditions, to earn the awarded long-term incentives.

50	CHENIERE

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The key attributes in the Company’s NEO LTI program are described below:

• Grants are made on an annual basis with a minimum of a 1-year vesting period

•  Grants consist of a mix of at least 50% PSUs for executive officers with the remainder consisting of RSUs

¡   PSUs: 3-year cliff vesting (performance and service-based)

¡   RSUs: 3-year ratable vesting (service-based)

•  The 2024 and 2025 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs

•  PSUs include one or more performance metrics, with the actual number of shares earned to be between 0% and 300%, providing for a cap on payouts

¡   PSUs vest upon certification by the Compensation Committee of the level of achievement of the performance conditions  during the performance period

•  The outstanding LTI Awards to executive officers included two performance metrics (cumulative DCF per share and ATSR), except for Mr. Hinz whose 2024 PSU award did not contain the ATSR performance metric

• Equity award grants to executives include clawback provisions

2024 LTI Awards

In February 2024, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the named executive officers of the Company, excluding Mr. Hinz who was not a named executive officer at the time.

2024 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	1000%	$17,000,000	50,677	50,677
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$4,000,000	11,924	11,924
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,750,000	11,179	11,179
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,750,000	11,179	11,179
Maas Hinz(1)	Senior Vice President, Operations	300%	$1,725,000	5,143	5,143
Corey Grindal(2)	Former Executive Vice President and Chief Operating Officer	500%	$4,750,000	14,160	14,160

(1)	Mr. Hinz became an NEO effective as of October 2, 2024.

(2)

Per the terms of the Key Executive Severance Pay Plan, the RSUs granted to Mr. Grindal in 2024 were accelerated and vested in January 2025, and of the PSUs granted in 2024 he retained a pro-rated amount of 4,720 that will continue to remain outstanding through the end of the underlying performance period.

The target values for Mr. Fusco’s 2024 long-term incentive awards increased from a target of 977% of his base salary in 2023 to 1,000% of his base salary in 2024 as a result of an analysis of peer group compensation in order to ensure market competitiveness. Additionally, in February 2024, prior to being named an NEO, Mr. Hinz received the grant of a special retention award of 4,770 RSUs, vesting in three equal installments annually from the date of grant, subject to his continued employment.

Key Terms of the RSUs and PSUs under the 2024 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards vested on February 8, 2025, and one third will vest on each of February 8, 2026 and February 8, 2027. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative DCF per share and ATSR from January 1, 2024 through December 31, 2026 compared to pre-established performance targets. However, the PSUs granted to Mr. Hinz in 2024 did not contain the ATSR metric as he was not an NEO at the time. For a definition of DCF per share and ATSR in connection with the 2024 PSU awards, please see Appendix A. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period, as illustrated below. The PSU award agreement provides for the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock or cash, at the discretion of the Compensation Committee. The RSU award agreement provides discretion to the

2025 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee to grant recipients the opportunity to elect to receive all or a portion of the vested RSUs in cash rather than shares.

In 2024, we decreased the targets for our cumulative DCF per share metric compared to the previous year as a result of lower anticipated Henry Hub and Gulf Coast netback curves reducing upside as compared to 2023. Given these market expectations, the Compensation Committee considered the goals for 2024 LTI awards to be at least as challenging as those set for prior periods.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU agreement and RSU agreement or the A&R 2020 Plan, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one share of the Company’s common stock or cash, as applicable and described herein. PSU agreements also contain clawback provisions that apply during the recipient’s employment with the Company and for one year following termination of employment, and remain subject to the Cheniere Energy, Inc. Clawback Policy (as described below).

PSU Vesting and Performance Achievement (2022-2024 Awards)

The PSU awards granted to Messrs. Fusco, Davis, Feygin, Markowitz and Grindal in 2022 relied on the performance metrics of cumulative DCF and ATSR and resulted in a 300% payout that vested in February 2025. The PSU award granted to Mr. Hinz in 2022, prior to his becoming an NEO, was based on DCF only and resulted in a 200% payout in February 2025. In October 2024, the Board provided an election form to the Company’s NEOs to elect to settle all or a portion of their 2022 PSU award in cash; provided that the Company had sufficient liquidity at the time the awards were settled to do so. This optional change in settlement method was previously approved by the Compensation Committee and the Board in order to provide liquidity to NEOs while limiting dilution from equity grants, consistent with the Company’s share repurchase program under its long-term capital allocation plan. The overall achievement for the 2022 PSU awards was determined as follows:

Cumulative Distributable Cash Flow

DCF for the 2022-2024 period totaled $80.15 / share, which resulted in a 200% achievement on the DCF metric.

	Threshold (50%)	Target (100%)	Stretch (200%)	Actual

2022-2024 DCF	$33.73 / share	$38.64 / share	$46.73 / share	$80.15 / share

ATSR Modifier

The ATSR modifier acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows, for PSU awards granted in 2022 through 2024:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
5% to -5%	1.0x
-10%	0.75x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

ATSR for the 2022-2024 period, determined in accordance with the table above, resulted in a 27.56% annualized return, well above the threshold for a 1.50x modifier.

45-day Average Share Price at Start	45-day Average Share Price at End of Period	Share Price Return of Reinvested Dividends	45-day Average Share Price at End of Period + Dividend Return	Change Over Period	Annualized Return (Compounded)	ATSR Factor Interpolated
$104.32	$210.30	$6.24	$216.54	107.58%	27.56%	1.50

RSU Cash Settlement

In November 2024, the Company and each officer of the Company who is required to file reports with the SEC pursuant to Section 16 of the Exchange Act (the “Electing Officers”), agreed to settle all of the restricted stock units held by the Electing Officer that were scheduled to vest in February 2025 in cash. Such cash settlement was conditioned on the Company having sufficient liquidity at the time the awards were settled and was limited to the extent necessary so that, immediately after giving effect to such settlement, each Electing Officer would own shares of the Company’s common stock with a value equal to at least two times the amount required to remain in compliance with the Company’s stock ownership guidelines as applied by the Board to such Electing Officer.

2025 LTI Awards

In February 2025, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2025 LTI Awards

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	1,000%	$17,850,000	39,978	39,978
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$4,400,000	9,855	9,855
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,937,500	8,819	8,819
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,937,500	8,819	8,819
Maas Hinz	Senior Vice President, Operations	400%	$2,800,000	6,271	6,271

The key terms of the RSUs and PSUs under the 2025 LTI Awards are consistent with the key terms of the RSUs and PSUs under the 2024 LTI Awards, with the exception of the ATSR modifier as shown below. The ATSR modifier was adjusted for 2025 after consideration of the growth of the Company since 2019 to present, a period during which market capitalization increased from $15 billion to over $50 billion and our share price almost quadrupled from $60, to ensure the goal remains appropriate given the size of the Company today.

ATSR Modifier

The ATSR modifier for PSU awards granted in 2025 and thereafter acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows:

ATSR% (annual)	ATSR Modifier*
12% or higher	1.50x
8.5%	1.25x
5% to -5%	1.0x
-8.5%	0.75x
-12% or lower	0.50x

*	Results between goal levels would be interpolated

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016, as amended on August 15, 2019 and August 11, 2021.

Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. The Compensation Committee reviews Mr. Fusco’s base salary on an annual basis, in light of our peer group and various factors including competitive market data and the performance of the Company and Mr. Fusco. As a result, in February 2025 the Compensation Committee recommended an increase to Mr. Fusco’s annual base salary to $1,785,000 from $1,700,000 in 2024.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination. If Mr. Fusco becomes eligible for severance pay under both the employment agreement and the Severance Plan (discussed below), then Mr. Fusco’s benefits will not be duplicated. Instead, the cash severance payable under the Severance Plan will be reduced by the cash severance payable under the employment agreement, Mr. Fusco will be entitled to the pro-rata bonus under either the employment agreement or Severance Plan (whichever is greater) and Mr. Fusco’s remaining long-term incentive awards (as determined in accordance with the employment agreement or Severance Plan, whichever is greater) will continue to vest in accordance with the terms of the employment agreement.

The employment agreement with Mr. Fusco was amended in 2019 to extend the term of the agreement and to update the scope of Mr. Fusco’s non-compete to reflect the Company’s current businesses. The amendment also revised the treatment of Mr. Fusco’s long-term incentive awards in the event that Mr. Fusco remains employed through the end of the term to provide that, if at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the Employment Agreement exist, then any outstanding long-term incentive awards will continue to vest in accordance with their terms. Mr. Fusco’s employment agreement was further amended in 2021 to extend the term from December 31, 2022 to March 31, 2024, and provide that the term will be extended automatically for consecutive periods of one year thereafter unless either party provides notice in accordance with the terms of the amendment. In 2025, the term of Mr. Fusco’s employment agreement was automatically extended for a one year period through March 31, 2026, as provided for by the 2021 amendment. The 2021 amendment also provides that, if Mr. Fusco remains employed through the end of the term of his employment agreement following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” exist, (i) Mr. Fusco will be eligible for a pro-rated bonus for the fiscal year of termination based on actual performance, and (ii) the Company will reimburse Mr. Fusco for COBRA premiums for himself and his dependents for up to 18-months following his termination date.

For additional details regarding Mr. Fusco’s employment agreement, please see “Severance Plan” below.

Transition Arrangement with Former Executive Vice President and Chief Operating Officer

On October 2, 2024, the Company and Mr. Grindal entered into a letter agreement regarding his transition from the Company. The letter agreement provided that Mr. Grindal would terminate employment with the Company on January 2, 2025.

In return for Mr. Grindal signing an effective release of claims and not resigning prior to January 2, 2025, the letter agreement provided that Mr. Grindal would be entitled to (i) the benefits in accordance with the Key Executive Severance Pay Plan, and (ii) outplacement services for 12 months and an additional amount of $24,000 for the costs associated with benefits.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

BENEFITS AND PERQUISITES

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company.

Termination and Change-in-Control Benefits

The Company maintains a Key Executive Severance Pay Plan, as amended and restated (the “Severance Plan”), that has been reviewed and approved by the Compensation Committee and Board, and a Retirement Policy, as amended and restated (the “Retirement Policy”), to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

Severance Plan

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Potential Payments Upon Termination or Change-in-Control” on page 68 for additional information, and “Compensatory Arrangement with President and CEO” on page 54 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest as of the date of the change-in-control at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period; and

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COMPENSATION DISCUSSION AND ANALYSIS

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the qualifying termination, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards (in the case of the CEO and SVP, Operations, which were granted more than six months prior to the termination, with all other unvested time-based Incentive Awards forfeited); and

•

vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards (in the case of the CEO, which were granted more than six months prior to the termination, with all other unvested performance-based Incentive Awards forfeited) based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

56	CHENIERE

EXECUTIVE COMPENSATION PROCESS

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), with a combined sum of the age and full years of service with the Company or its affiliates (or a combination of both) equal to at least 72 years and circumstances constituting “cause” do not exist. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the whole number of months served by the employee in the performance period (or, if longer, service vesting period) prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews, approves and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing, approving and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

Compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant regularly attends Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present, and attends Governance and Nominating Committee meetings with respect to director compensation.

In June 2016, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant, and Meridian has served as its independent compensation consultant to date.

With respect to engaging Meridian for 2024, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE listing standards. The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

PEER GROUP

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation and does not target any specific market level; rather, information is used as a market reference for the Compensation Committee.

Peer Group

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

58	CHENIERE

OTHER CONSIDERATIONS

As the first mover in domestic LNG production and marketing, we reference a peer group with broad representation across the oil and gas industry as the best available set of compensation benchmarks for comparable energy executive roles. The peer group focuses on companies of comparable size, primarily in terms of enterprise value and assets.

The Compensation Committee reviews the composition of our peer group annually and may make changes as it deems appropriate. Following its annual review in late 2023, the Compensation Committee determined that no changes to the peer group were warranted.

For external comparisons, the Compensation Committee referenced the following peer group in determining compensation for 2024:

• Air Products and Chemicals, Inc.	• Marathon Petroleum Corporation

• Baker Hughes Company	• Occidental Petroleum Corporation

• ConocoPhillips	• ONEOK, Inc.

• Enterprise Products Partners L.P.	• Phillips 66

• EOG Resources, Inc.	• Suncor Energy Inc.

• Halliburton Company	• Targa Resources Corp.

• Hess Corporation	• Valero Energy Corporation

• Kinder Morgan, Inc.	• The Williams Company

• LyondellBasell Industries N.V.

Our consolidated enterprise value as of the end of 2024 places us between the 75th and 100th percentiles of this peer group.

The Compensation Committee, in conjunction with Meridian, reviewed our peer group in late 2024 and determined that the peer group continues to offer a robust and appropriate data set for benchmarking and that no changes were necessary.

OTHER CONSIDERATIONS

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers strengthens their alignment with shareholders and demonstrates their commitment to the Company. The minimum required ownership levels for our executive management team are shown below.

POSITION	CURRENT GUIDELINES

President and CEO	6x base salary

Executive Vice Presidents	4x base salary

Senior Vice Presidents	3x base salary

All executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If an executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our executive officers are in compliance with the guidelines, and many of them maintain holdings of Cheniere common stock significantly in excess of the minimum required amount of shares.

2025 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

RECOUPMENT OF COMPENSATION

Effective November 16, 2023, Cheniere implemented the Cheniere Energy, Inc. Clawback Policy, which was amended on February 5, 2024 in connection with Cheniere’s transfer of its stock exchange listing from the NYSE American to the NYSE (the “Clawback Policy”). The Clawback Policy complies with SEC rules and the NYSE Listed Company Manual, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received on or after October 2, 2023, during the three completed fiscal years immediately prior to the fiscal year in which Cheniere has a qualifying financial restatement, provided the recipient of such performance-based compensation had begun serving as a Section 16 officer of the Company prior to receiving such compensation and was serving as a Section 16 officer at any time during the applicable performance period, subject to limited exceptions.
We have included clawback provisions in our equity awards since 2017 and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.
TAX AND ACCOUNTING CONSIDERATIONS

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code where applicable. Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.
OPTION AWARDS

The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Accordingly, the Company has no policies or practices to disclose under Item 402(x) of Regulation
S-K.

60	CHENIERE

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Neal A. Shear, Chairman Patricia K. Collawn Brian E. Edwards Denise Gray W. Benjamin Moreland

2025 PROXY STATEMENT	61

COMPENSATION TABLES

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2024. Additionally, the following table includes Corey Grindal, our former Executive Vice President and Chief Operating Officer, in accordance with SEC rules. Together, these individuals are referred to as our “NEOs” in the following compensation tables.

2024 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jack A. Fusco President and CEO	2024	$1,680,769	$—	$17,068,014	$5,418,240	$21,516	$24,188,539
	2023	$1,580,769	$—	$15,955,533	$4,008,000	$20,772	$21,565,074
	2022	$1,500,000	$—	$16,585,377	$4,500,000	$23,013	$22,608,390
Zach Davis EVP and CFO	2024	$785,577	$—	$4,016,003	$1,593,600	$21,516	$6,416,696
	2023	$710,577	$1,000	$3,700,500	$1,452,900	$21,421	$5,886,398
	2022	$640,385	$—	$3,850,359	$1,482,000	$23,210	$5,995,954
Anatol Feygin EVP and Chief Commercial Officer	2024	$740,385	$1,000	$3,765,087	$1,494,000	$22,165	$6,022,637
	2023	$692,308	$—	$3,572,886	$1,169,000	$20,772	$5,454,966
	2022	$660,000	$—	$3,909,505	$1,504,800	$22,860	$6,097,165
Sean N. Markowitz EVP, Chief Legal Officer and Corporate Secretary	2024	$740,385	$—	$3,765,087	$1,494,000	$21,516	$6,020,988
	2023	$695,192	$—	$3,572,886	$1,169,000	$20,772	$5,457,850
	2022	$670,192	$—	$3,998,479	$1,539,000	$22,860	$6,230,531
Maas Hinz SVP, Operations	2024	$560,577	$—	$2,394,205	$1,145,400	$75,913	$4,176,095

Corey Grindal Former EVP and Chief Operating Officer	2024	$940,385	$—	$4,769,088	$1,577,000	$13,393	$7,299,865
	2023	$861,538	$1,000	$4,593,800	$1,503,000	$21,421	$6,980,759

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Benefits and Perquisites.”

(2)

In 2024, Mr. Feygin received a cash service award of $1,000, part of a program available to all employees that celebrates years of service to the Company. In 2023, Mr. Davis and Mr. Grindal received cash service awards of $1,000 as part of that same program.

(3)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2024 audited financial statements beginning on page 88 of our Form 10-K filed with the SEC on February 20, 2025.

For 2024, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2024, which will ultimately be settled in shares of common stock or cash, as described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2024 LTI Awards—Key Terms of the RSUs and PSUs under the 2024 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date for all except Mr. Hinz. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $9,009,357; Mr. Davis, $2,119,849; Mr. Feygin, $1,987,403; Mr. Markowitz, $1,987,403; Mr. Hinz $817,840; and Mr. Grindal, $2,517,365. Please see “2024 LTI Awards” on page 51 of this Proxy Statement for further detail on these awards.

For 2023, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2023, which will ultimately be settled in shares of common stock or cash in a manner analogous to that described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2024 LTI Awards—Key Terms of the RSUs and PSUs under the 2024 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $8,432,284; Mr. Davis, $1,955,664; Mr. Feygin, $1,888,222; Mr. Markowitz, $1,888,222; and Mr. Grindal, $2,427,761.

For 2022, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2022, which were ultimately settled in shares of common stock or cash in a manner analogous to that described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2024 LTI Awards—Key Terms of the RSUs and PSUs under the 2024 LTI Awards.” Values shown reflect an estimated fair market value of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $9,049,290; Mr. Davis, $2,100,827; Mr. Feygin, $2,133,099; and Mr. Markowitz, $2,181,644.

62	CHENIERE

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

(4)	For 2024, 2023 and 2022, this column represents the actual amounts paid under the Annual Incentive Program.

(5)

This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan. See the table below for more details.

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(A)	INSURANCE PREMIUMS ($)(B)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(k) PLANS ($)(C)	TOTAL ($)
Jack A. Fusco	2024	$—	$816	$20,700	$21,516
	2023	$—	$972	$19,800	$20,772
	2022	$3,741	$972	$18,300	$23,013
Zach Davis	2024	$—	$816	$20,700	$21,516
	2023	$649	$972	$19,800	$21,421
	2022	$3,938	$972	$18,300	$23,210
Anatol Feygin	2024	$649	$816	$20,700	$22,165
	2023	$—	$972	$19,800	$20,772
	2022	$3,588	$972	$18,300	$22,860
Sean N. Markowitz	2024	$—	$816	$20,700	$21,516
	2023	$—	$972	$19,800	$20,772
	2022	$3,588	$972	$18,300	$22,860
Maas Hinz	2024	$54,397	$816	$20,700	$75,913
Corey Grindal	2024	$—	$816	$12,577	$13,393
	2023	$649	$972	$19,800	$21,421

(A)	For 2022, the amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our Houston office building for all NEOs.

For Mr. Davis, the 2022 amount include a fitness subsidy that is available to all employees of the Company. For Mr. Feygin in 2024 and Messrs. Grindal and Davis in 2023, the amount includes a minimal tax gross-up related to their service awards in 2024 and 2023, respectively (a cash bonus provided to all employees that celebrates years of service to the Company). For Mr. Fusco, the 2022 amount includes a minimal tax gross-up related to his service award in 2021.

For Mr. Hinz, the 2024 amount includes $32,962 of Home Leave benefits received prior to his appointment as an NEO, as well as a related tax gross-up and transportation costs.

(B)

The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. The amounts in this column also reflect insurance premiums payable for accidental death and dismemberment life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. These benefits are available to all employees of the Company.

(C)

The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan. These benefits are available to all employees of the Company.

GRANTS OF PLAN-BASED AWARDS

The following table and narrative text describe the plan-based awards granted to each NEO during 2024, valued at fair market value on the date of grant. The awards listed in the table were granted under the Cheniere Energy, Inc. 2020 Incentive Plan, as amended and restated (the “A&R 2020 Plan”) and are described in more detail in “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement.

2025 PROXY STATEMENT	63

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2024

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus		1,360,000	2,720,000	5,440,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	50,677	8,058,657
	PSUs	02/08/2024	—	—	—	12,669	50,677	152,031	—	9,009,357
Zach Davis	Cash Bonus		400,000	800,000	1,600,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	11,924	1,896,154
	PSUs	02/08/2024	—	—	—	2,981	11,924	35,772	—	2,119,849
Anatol Feygin	Cash Bonus		375,000	750,000	1,500,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	11,179	1,777,685
	PSUs	02/08/2024	—	—	—	2,794	11,179	33,537	—	1,987,403
Sean N. Markowitz	Cash Bonus		375,000	750,000	1,500,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	11,179	1,777,685
	PSUs	02/08/2024	—	—	—	2,794	11,179	33,537	—	1,987,403
Maas Hinz	Cash Bonus		287,500	575,000	1,150,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	4,770	758,525
	RSUs	02/08/2024	—	—	—	—	—	—	5,143	817,840
	PSUs	02/08/2024	—	—	—	2,572	5,143	10,286	—	817,840
Corey Grindal	Cash Bonus		475,000	950,000	1,900,000	—	—	—	—	—
	RSUs	02/08/2024	—	—	—	—	—	—	14,160	2,251,723
	PSUs	02/08/2024	—	—	—	3,540	14,160	42,480	—	2,517,365

(1)

The amounts in these columns represent the payout at the threshold, target and maximum award levels for 2024 under the Annual Incentive Program. If the threshold performance level is not met, the pool funding level will be 0%. The various measures and details relating to the 2024 Annual Incentive Awards are presented beginning on page 48 of this Proxy Statement.

(2)

The amounts shown in this column reflect the total grant date fair values of RSUs and PSUs granted under the A&R 2020 Plan, calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, including FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2024 audited financial statements beginning on page 88 of our Form 10-K filed with the SEC on February 20, 2025. Please see “2024 LTI Awards” on page 51 of this Proxy Statement for more information about these RSU and PSU awards.

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

For a discussion regarding the awards granted to the NEOs in 2024 as disclosed in the table above, see “Annual Incentive Program” on page 48 and “LTI Program” on page 50 of this Proxy Statement.

COMPENSATORY ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, see “Compensatory Arrangement with President and CEO” on page 54 of this Proxy Statement.

64	CHENIERE

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2024.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Jack A. Fusco

2022 LTI Award (02/10/2022)	21,686	(4)	$4,659,671	195,168	$41,935,748

2023 LTI Award (02/09/2023)	34,008	(4)	$7,307,299	153,036	$32,882,845

2024 LTI Award (02/08/2024)	50,677	(4)	$10,888,967	152,031	$32,666,901

Zach Davis

2022 LTI Award (02/10/2022)	5,035	(4)	$1,081,870	45,309	$9,735,545

2023 LTI Award (02/09/2023)	7,888	(4)	$1,694,895	35,493	$7,626,381

2024 LTI Award (02/08/2024)	11,924	(4)	$2,562,110	35,772	$7,686,330

Anatol Feygin

2022 LTI Award (02/10/2022)	5,112	(4)	$1,098,415	46,005	$9,885,094

2023 LTI Award (02/09/2023)	7,616	(4)	$1,636,450	34,269	$7,363,380

2024 LTI Award (02/08/2024)	11,179	(4)	$2,402,032	33,537	$7,206,095

Sean N. Markowitz

2022 LTI Award (02/10/2022)	5,228	(4)	$1,123,340	47,052	$10,110,063

2023 LTI Award (02/09/2023)	7,616	(4)	$1,636,450	34,269	$7,363,380

2024 LTI Award (02/08/2024)	11,179	(4)	$2,402,032	33,537	$7,206,095

Maas Hinz

2022 LTI Award (02/10/2022)	861	(4)	$185,003	2,214	$475,722

2022 LTI Award (02/10/2022)	1,859	(4)	$399,443

2023 LTI Award (01/01/2023)	4,000	(4)	$859,480

2023 LTI Award (02/09/2023)	3,295	(4)	$707,997	9,884	$2,123,775

2024 LTI Award (02/08/2024)	5,143	(4)	$1,105,076	10,286	$2,210,153

2024 LTI Award (02/08/2024)	4,770	(4)	$1,024,930

Corey Grindal

2022 LTI Award (02/10/2022)	5,422	(4)	$1,165,025	48,792	$10,483,937

2022 LTI Award (02/10/2022)	6,196	(4)	$1,331,335

2023 LTI Award (02/09/2023)	9,792	(4)	$2,104,007	44,061	$9,467,387

2024 LTI Award (02/08/2024)	14,160	(4)	$3,042,559	42,480	$9,127,678

(1)

The values represented in this column have been calculated by multiplying $214.87, the closing price of our common stock on December 31, 2024, by the number of unvested shares of restricted stock and RSUs.

2025 PROXY STATEMENT	65

COMPENSATION TABLES

(2)

The amounts in this column represent the maximum number of PSUs that could be earned as part of the annual LTI program. The 2022 awards have a performance period of January 1, 2022 to December 31, 2024; the 2023 awards have a performance period of January 1, 2023 to December 31, 2025; and the 2024 awards have a performance period of January 1, 2024 to December 31, 2026. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(3)

The values represented in this column have been calculated by multiplying $214.87, the closing price of our common stock on December 31, 2024, by the maximum number of shares that could be earned under the PSUs in accordance with Item of 402(f) of Regulation S-K. This estimated payout is not necessarily indicative of the actual payout at the end of the performance period.

(4)	Awards vest ratably over three years from the date of grant.

66	CHENIERE

OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares that vested from RSUs and PSUs and the aggregate dollar value realized upon the vesting of such RSUs and PSUs for our NEOs in 2024. There were no option exercises by our NEOs in 2024.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2024

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Jack A. Fusco	—	—	318,019	$53,506,977
Zach Davis	—	—	74,844	$12,815,137
Anatol Feygin	—	—	83,543	$13,965,876
Sean N. Markowitz	—	—	82,529	$13,946,029
Maas Hinz	—	—	18,190	$2,901,002
Corey Grindal	—	—	86,659	$14,552,774

(1)

Included in this column are the vesting of RSUs and PSUs as well as the following vested RSUs and PSUs that were settled in cash: for Mr. Fusco, 318,019; for Mr. Davis, 64,844; for Mr. Feygin, 67,161; for Mr. Markowitz, 82,529; and for Mr. Grindal, 86,659.

(2)

The value in this column for the NEOs’ RSUs and PSUs that vested during 2024 has been calculated, for any RSUs or PSUs settled in stock, by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested, and for any RSUs or PSUs settled in cash, the actual cash payment made, which was determined for RSUs by multiplying the 45 trading day average preceding vesting by the number of shares that vested and for PSUs by multiplying the 45-trading day average preceding the end of the performance period by the number of shares that vested.

2025 PROXY STATEMENT	67

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2024. The value shown in the table assumes a December 31, 2024 termination date, uses the closing price of our common stock of $214.87 on December 31, 2024, as reported on the NYSE, and assumes that performance-based incentive awards vest based on the maximum award level, unless otherwise noted. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 54 and page 55 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2024

JACK A. FUSCO(1) EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$8,840,000	—	—	$13,260,000
Prorated Target Bonus	—	$2,720,000	—	—	$2,720,000
Health and Welfare Benefits	—	60,611	—	—	$60,611
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$4,659,671	$4,659,671	$4,659,671	—
02/10/2022 Performance Stock Units	—	$41,935,748	$13,978,583	$41,935,748	—
02/09/2023 Restricted Stock Units	—	$7,307,299	$7,307,299	$7,307,299	—
02/09/2023 Performance Stock Units	—	$21,921,897	$10,960,948	$32,882,845	—
02/08/2024 Restricted Stock Units	—	$10,888,967	$10,888,967	$10,888,967	—
02/08/2024 Performance Stock Units	—	$10,888,967	$10,888,967	$32,666,901	—
Total	$—	$109,223,160	$58,684,435	$130,341,431	$16,040,611

(1)

Mr. Fusco’s employment agreement, as amended in 2021, provides for an employment term ending March 31, 2024, with automatic one-year extensions unless either party provides notice of nonrenewal. The employment agreement further provides that if Mr. Fusco remains employed through the end of the applicable employment term following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the employment agreement exist, he would be entitled to receive a pro-rated annual bonus for the fiscal year of termination, reimbursement of COBRA premiums for 18 months after termination, and the continued vesting of all outstanding long-term incentive awards. The aggregate value of this entitlement, calculated at maximum value as of December 31, 2024, is approximately $133.1 million. For more information regarding Mr. Fusco’s employment agreement, please see “Compensatory Arrangements” on page 54 of this Proxy Statement.

(2)	For performance stock units, assumes vesting at target award level.

(3)	Assumes termination immediately following a change-in-control.

68	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

ZACH DAVIS EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,400,000	—	—	$3,200,000
Prorated Target Bonus	—	$800,000	—	—	$800,000
Health and Welfare Benefits	—	$60,611	—	—	$60,611
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$1,081,870	$1,081,870	$1,081,870	—
02/10/2022 Performance Stock Units	—	$9,735,545	$3,245,182	$9,735,545	—
02/09/2023 Restricted Stock Units	—	$1,694,895	$1,694,895	$1,694,895	—
02/09/2023 Performance Stock Units	—	$5,084,254	$2,542,127	$7,626,381	—
02/08/2024 Restricted Stock Units	—	$2,562,110	$2,562,110	$2,562,110	—
02/08/2024 Performance Stock Units	—	$2,562,110	$2,562,110	$7,686,330	—
Total	$—	$25,981,395	$13,688,293	$30,387,130	$4,060,611

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,250,000	—	—	$3,000,000
Prorated Target Bonus	—	$750,000	—	—	$750,000
Health and Welfare Benefits	—	$58,703	—	—	$58,703
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$1,098,415	$1,098,415	$1,098,415	—
02/10/2022 Performance Stock Units	—	$9,885,094	$3,295,031	$9,885,094	—
02/09/2023 Restricted Stock Units	—	$1,636,450	$1,636,450	$1,636,450	—
02/09/2023 Performance Stock Units	—	$4,908,920	$2,454,460	$7,363,380	—
02/08/2024 Restricted Stock Units	—	$2,402,032	$2,402,032	$2,402,032	—
02/08/2024 Performance Stock Units	—	$2,402,032	$2,402,032	$7,206,095	—
Total	$—	$25,391,646	$13,288,420	$29,591,467	$3,808,703

2025 PROXY STATEMENT	69

COMPENSATION TABLES

Sean N. Markowitz EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,250,000	—	—	$3,000,000
Prorated Target Bonus	—	$750,000	—	—	$750,000
Health and Welfare Benefits	—	$60,611	—	—	$60,611
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$1,123,340	$1,123,340	$1,123,340	—
02/10/2022 Performance Stock Units	—	$10,110,063	$3,370,021	$10,110,063	—
02/09/2023 Restricted Stock Units	—	$1,636,450	$1,636,450	$1,636,450	—
02/09/2023 Performance Stock Units	—	$4,908,920	$2,454,460	$7,363,380	—
02/08/2024 Restricted Stock Units	—	$2,402,032	$2,402,032	$2,402,032	—
02/08/2024 Performance Stock Units	—	$2,402,032	$2,402,032	$7,206,095	—
Total	$—	$25,643,448	$13,388,335	$29,841,360	$3,810,611

Maas Hinz EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$1,725,000	—	—	$2,300,000
Prorated Target Bonus	—	$575,000	—	—	$575,000
Health and Welfare Benefits	—	$60,611	—	—	$60,611
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$185,003	$185,003	$185,003	—
02/10/2022 Performance Stock Units	—	$475,722	$237,861	$475,722	—
02/10/2022 Restricted Stock Units	—	$399,443	$399,443	$399,443	—
01/01/2023 Restricted Stock Units	—	$859,480	$859,480	$859,480	—
02/09/2023 Restricted Stock Units	—	$707,997	$707,997	$707,997	—
02/09/2023 Performance Stock Units	—	$1,415,850	$1,061,888	$2,123,775	—
02/08/2024 Restricted Stock Units	—	$1,105,076	$1,105,076	$1,105,076	—
02/08/2024 Performance Stock Units	—	$736,718	$1,105,076	$2,210,153	—
02/08/2024 Restricted Stock Units	—	$1,024,930	$1,024,930	$1,024,930	—
Total	$—	$9,270,830	$6,686,754	$9,091,579	$2,935,611

70	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Corey Grindal EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY(2)	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL(3)
Cash Compensation	—	$2,850,000	—	—	$3,800,000
Prorated Target Bonus	—	$950,000	—	—	$950,000
Health and Welfare Benefits	—	$42,287	—	—	$42,287
Long-Term Incentives (by Grant Date):
02/10/2022 Restricted Stock Units	—	$1,165,025	$1,165,025	$1,165,025	—
02/10/2022 Performance Stock Units	—	$10,483,937	$3,494,646	$10,483,937	—
02/10/2022 Restricted Stock Units	—	$1,331,335	$1,331,335	$1,331,335	—
02/09/2023 Restricted Stock Units	—	$2,104,007	$2,104,007	$2,104,007	—
02/09/2023 Performance Stock Units	—	$6,311,591	$3,155,796	$9,467,387	—
02/08/2024 Restricted Stock Units	—	$3,042,559	$3,042,559	$3,042,559	—
02/08/2024 Performance Stock Units	—	$3,042,559	$3,042,559	$9,127,678	—
Total	$—	$31,323,300	$17,335,926	$36,721,928	$4,792,287

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

CHANGE-IN-CONTROL SEVERANCE

In December 2016, the Compensation Committee recommended, and the Board approved, the Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan has been periodically revised, with the most recent amendment and restatement in November 2023. Please see “Severance Plan” on page 55 of this Proxy Statement for details regarding the Company’s Severance Plan.

EQUITY AWARDS

Under the Severance Plan, all incentive awards generally vest in full upon a change-in-control, with performance-based incentive awards vesting upon a change-in-control at the greater of (i) target level and (ii) actual performance, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining the level of achievement for such metrics based on the shortened period; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards vest in full and (2) a prorated portion of performance-based incentive awards vest based on actual performance; provided that in the event that the Company terminates the CEO’s or SVP, Operations’ employment without Cause or the CEO or SVP, Operations terminates his respective employment for Good Reason not in connection with a change-in-control, the foregoing treatment only applies to incentive awards that were granted more than six months prior to the termination.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability, with performance-based awards vesting at target. For a

2025 PROXY STATEMENT	71

COMPENSATION TABLES

discussion of the treatment of incentive awards under the terms of Mr. Fusco’s employment agreement, please see “Compensatory Arrangements” on page 54 of this Proxy Statement.

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events upon or following a Change in Control: (i) a change in the NEO’s status, title, position or responsibilities, including reporting responsibilities, which represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; (ii) the removal from or failure to re-elect the NEO to the office or position in which he or she last served, unless such removal or failure to re-elect is due to certain enumerated causes; (iii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially adverse with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, in the NEO’s status, duties or responsibilities; (iv) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (v) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. A “Good Reason” termination of an NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events before a Change in Control: (i) a material diminution in authorities, duties or responsibilities; (ii) a reduction in the NEO’s annual base salary by more than 5% (other than a reduction applicable to executives generally); or (iii) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

72	CHENIERE

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2024 annual total compensation of the median employee (other than our President and CEO) was $229,988;

•	The 2024 annual total compensation of our President and CEO, Mr. Fusco, was $24,188,539; and

•	For 2024, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 105 to 1.

To identify our median employee in 2024, we used our employee population as of December 31, 2024, including full-time, part-time and temporary employees. Our total employee count at that time was 1,716. We annualized the base salary paid to permanent employees newly hired during 2024 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated annual total compensation (including equity awards received in 2024 valued on the grant date) for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

2025 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. For further information concerning Cheniere’s pay for performance philosophy and how Cheniere aligns executive compensation with performance, see “Compensation Discussion and Analysis” beginning on page 40. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.
TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and (on average) to our other NEOs
(Non-PEO
NEOs) during the specified years alongside our total shareholder return (“TSR”) and net income, as well as Consolidated Adjusted EBITDA, a Company-selected financial measure. The Company identified Consolidated Adjusted EBITDA as our Company-Selected Measure, given its prominence in our description of core operating performance through earnings releases and conference calls, as described in more detail beginning on page 42, as well as our belief that generation of Consolidated Adjusted EBITDA, along with efficient use of capital, will drive total shareholder return over time. Because the majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value, PEO and average other NEO CAP is correlated with changes in share price and/or ATSR over the applicable measurement periods, with Consolidated Adjusted EBITDA contributing to investor and other stakeholder assessment of sequential performance and operating trends of the Company. While the Company does not use Consolidated Adjusted EBITDA as an explicit performance measure in the overall executive compensation program, the measure of Consolidated Adjusted EBITDA is highly correlated and aligned with other performance measures used in the Company’s executive compensation program, including Scorecard EBITDA and Cumulative Distributable Cash Flow Per Share. As discussed in Compensation Discussion and Analysis—Components of our Executive Compensation Program, Scorecard EBITDA excludes from Consolidated Adjusted EBITDA incremental cash settlement expenses related to certain long term incentive awards granted to NEOs. We may determine a different financial performance measure to be the most important financial performance measure in future years. Consolidated Adjusted EBITDA is a non-GAAP
financial measure. For a definition of Consolidated Adjusted EBITDA and a reconciliation of this non-GAAP
measure to net income attributable to Cheniere, the most directly comparable GAAP financial measure, please see Appendix C.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) (b)	CAP TO PEO (2) (c)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3) (d)	AVERAGE CAP TO NON-PEO NEOS (4) (e)	TOTAL CUMULATIVE SHAREHOLDER RETURN (5) (f)	PEER GROUP TOTAL CUMULATIVE SHAREHOLDER RETURN (6) (g)	NET INCOME (LOSS) (MILLIONS) (7) (h)	CONSOLIDATED ADJUSTED EBITDA (NON-GAAP) (MILLIONS) (8) (i)

2024	$24,188,539	$62,035,993	$5,987,256	$12,777,389	$364	$202	$4,492	$6,155

2023	$21,565,074	$49,987,486	$5,944,993	$13,030,436	$286	$174	$12,059	$8,771

2022	$22,608,390	$77,025,086	$5,774,056	$17,851,473	$248	$158	$2,635	$11,564

2021	$18,091,084	$64,767,515	$5,302,041	$13,751,700	$167	$107	$(1,565)	$4,867

2020	$14,893,339	$13,083,721	$4,922,878	$2,827,851	$98	$74	$501	$3,961

(1)	For each year, the PEO was Jack A. Fusco.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Fusco, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fusco during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Fusco’s total compensation for each year to determine the CAP:

74	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

PEO SUMMARY COMPENSATION TABLE (“SCT”) TOTAL TO CAP RECONCILIATION

YEAR	REPORTED SCT TOTAL FOR PEO	REPORTED VALUE OF EQUITY-BASED AWARDS (a)	EQUITY-BASED AWARD ADJUSTMENTS (b)	CAP TO PEO

2024	$24,188,539	$(17,068,014)	$54,915,468	$62,035,993

2023	$21,565,074	$(15,955,533)	$44,377,945	$49,987,486

2022	$22,608,390	$(16,585,377)	$71,002,073	$77,025,086

2021	$18,091,084	$(12,608,398)	$59,284,829	$64,767,515

2020	$14,893,339	$(9,509,961)	$7,700,343	$13,083,721

(a)	The grant date fair value of equity-based awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity-based award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity-based awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The valuation assumptions initially used to calculate the fair value of equity-based awards containing a market condition of ATSR are based on fair value assigned to the market metric using a Monte Carlo model as of the grant date. For each subsequent measurement date, adjustments have been made to equity-based award valuation using the stock price as of the measurement date and updated assumptions related to dividend yield, stock volatility and risk-free rates. The grant date fair value of equity-based awards containing performance and service-based conditions initially assumes target performance and the stock price at the date of grant, with subsequent measurements incorporating actual or forecast adjustments for performance and changes in stock price at each measurement date, as relevant.

The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2024	$24,869,231	$30,828,283	$—	$(782,046)	$—	$—	$54,915,468

2023	$18,833,120	$25,702,096	$—	$(157,271)	$—	$—	$44,377,945

2022	$22,843,764	$44,199,361	$—	$3,958,948	$—	$—	$71,002,073

2021	$20,255,894	$37,414,436	$—	$1,614,499	$—	$—	$59,284,829

2020	$10,567,005	$(630,778)	$—	$(2,235,884)	$—	$—	$7,700,343

(3)
Our
Non-PEO
NEOs in the table above were the following individuals: (i) for 2024, Zach Davis, Anatol Feygin, Sean N. Markowitz, Maas Hinz and Corey Grindal; (ii) for 2023, Zach Davis, Anatol Feygin, Corey Grindal and Sean N. Markowitz; (iii) for 2022 and 2021, Zach Davis, Anatol Feygin, Sean N. Markowitz and Aaron Stephenson, our former Senior Vice President, Operations Support and Development; and (iv) for 2020, Zach Davis, Anatol Feygin, Sean N. Markowitz, Aaron Stephenson and Michael Wortley, our previous Chief Financial Officer.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year, and in 2020 reflects the impact of certain award forfeitures in connection with the resignation of Michael Wortley, our previous Chief Financial Officer. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the
Non-PEO
NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2:

AVERAGE
NON-PEO
NEO SCT TOTAL TO CAP RECONCILIATION

YEAR	AVERAGE REPORTED SCT TOTAL FOR NON- PEO NEO	AVERAGE REPORTED VALUE OF EQUITY-BASED AWARDS	AVERAGE EQUITY- BASED AWARD ADJUSTMENTS (a)	AVERAGE CAP TO NON-PEO NEO

2024	$5,987,256	$(3,741,894)	$10,532,027	$12,777,389

2023	$5,944,993	$(3,860,018)	$10,945,461	$13,030,436

2022	$5,774,056	$(3,620,785)	$15,698,202	$17,851,473

2021	$5,302,041	$(3,552,517)	$12,002,176	$13,751,700

2020	$4,922,878	$(2,563,263)	$468,236	$2,827,851

2025 PROXY STATEMENT	75

PAY VERSUS PERFORMANCE

(a)	The amounts deducted or added in calculating the equity-based award adjustments are as follows:

YEAR	YEAR END VALUE OF AWARDS GRANTED IN THE APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED AWARDS	FAIR VALUE AS OF VESTING DATE OF AWARDS GRANTED AND VESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	FAIR VALUE AT THE END OF THE PRIOR YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON UNVESTED AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AWARD ADJUSTMENTS

2024	$4,880,659	$5,820,313	$—	$(168,945)	$—	$—	$10,532,027

2023	$4,556,175	$6,311,701	$—	$77,585	$—	$—	$10,945,461

2022	$4,972,107	$9,811,733	$17,509	$896,853	$—	$—	$15,698,202

2021	$5,372,557	$6,147,462	$14,605	$467,552	$—	$—	$12,002,176

2020	$1,740,632	$(82,266)	$5,629	$(707,199)	$(488,560)	$—	$468,236

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the period December 31, 2019 through the end of the applicable measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the applicable measurement period and December 31, 2019, by the Company’s share price at December 31, 2019.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is as described on page 58.

(7)
The dollar amounts reported represent the amount of net income (loss), as reported in the Company’s consolidated financial statements included in our 2024 and 2022 Annual Reports on Form
10-K.
The Company does not use net income as a performance measure in its executive compensation program.

(8)
Consolidated Adjusted EBITDA is calculated by taking net income attributable to Cheniere before net income attributable to non-controlling
interest, interest expense, net of capitalized interest, taxes, depreciation, amortization and accretion expense, and adjusting for the effects of certain non-cash
items, other
non-operating
income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, changes in the fair value of our commodity and FX derivatives prior to contractual delivery or termination, and non-cash
compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Consolidated Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.

MOST IMPORTANT MEASURES LINKING COMPENSATION ACTUALLY PAID DURING 2024 TO COMPANY PERFORMANCE

As required, we disclose below the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for 2024 to Company performance. In addition to the performance measures listed here, the Compensation Committee and Board consider a range of factors in determining compensation aligned with the tenets of responsible operation and growth, including safety and ESG metrics and milestones, as well as financial and operational discipline. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 40. For a definition of non-GAAP
measures Consolidated Adjusted EBITDA and Cumulative Distributable Cash Flow per Share, please see Appendix C and Appendix A, respectively.

Financial Performance Measures
Consolidated Adjusted EBITDA
Absolute TSR
Cumulative Distributable Cash Flow per Share

76	CHENIERE

TABULAR DISCLOSURE OF COMPENSATION ACTUALLY PAID VERSUS PERFORMANCE

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES

The following graphs describe the relationship between the compensation actually paid to our named executive officers and performance metrics disclosed in the pay versus performance table above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
As described above:

•
A majority of our executives’ variable pay is delivered as equity-based awards that align the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value. As a result, PEO and average other NEO “compensation actually paid” each year are correlated with changes in share price and/or ATSR over the applicable measurement periods.

•	Cheniere’s cumulative ATSR exceeded the TSR of our defined peer group for the five-year measurement period, which reflects our executives’ successful alignment of responsible operation and growth.

•
The Compensation Committee and Board consider a range of measures referenced above in granting annual awards. Accordingly, increases in these measures have a positive impact on PEO and average other NEO “compensation actually paid.” Because the Compensation Committee and Board authorize the majority of such awards as equity-based awards, changes in our ATSR also impacted “compensation actually paid.”

•
SEC rules require that net income be presented as a performance measure in the pay versus performance table above. As the table illustrates, changes in CAP for our PEO and non-PEOs
are not aligned with performance on net income as a financial performance measure. Our net income (loss) has historically been impacted by unrealized, non-cash
derivative gains and losses on contracts accounted for as derivative instruments. Derivative instruments are reported at fair value on our consolidated financial statements. Because the recognition of derivative instruments at fair value has the effect of recognizing gains or losses relating to future period exposure, use of derivative instruments may result in continued volatility of our net income based on changes in market pricing, counterparty credit risk and other relevant factors that may be outside of our control, notwithstanding the operational intent to mitigate risk exposure over time, in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.

2025 PROXY STATEMENT	77

PAY VERSUS
PERFORMANCE

78	CHENIERE

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS FOR 2024

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2024. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2024. In response to shareholder feedback, the Compensation Committee and Board continue to take steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2024, as disclosed in the 2025 proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 40 through 72 of the 2025 proxy statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2026 Annual Meeting of Shareholders.

The Board unanimously recommends a vote FOR approving, on an advisory and non-binding basis, the named executive officer compensation for fiscal year 2024 as disclosed in this Proxy Statement.

2025 PROXY STATEMENT	79

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of five Directors. All members of the Audit Committee meet the NYSE independence standards and the applicable rules of the SEC. The Board has determined that each of Messrs. Moreland and Robillard is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the critical audit matter addressed in KPMG’s audit report, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Brian E. Edwards Denise Gray Lorraine Mitchelmore W. Benjamin Moreland

80	CHENIERE

INDEPENDENT ACCOUNTANT’S FEES

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2024 and 2023.

	KPMG LLP	KPMG LLP
	FISCAL 2024	FISCAL 2023
Audit Fees	$7,145,574	$6,893,476
Audit-Related Fees	$288,000	$280,000
Tax Fees	$0	$38,727
All Other Fees	$3,000	$3,000
Total	$7,436,574	$7,215,203

Audit Fees—Audit fees for the fiscal years ended December 31, 2024 and 2023 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit-Related Fees—Audit related fees for the fiscal years ended December 31, 2024 and 2023 include fees associated with limited assurance related to our Corporate Responsibility Report and other agreed upon procedures.

Tax Fees—Tax fees for the fiscal year ended December 31, 2023 were for tax consulting services related to Section 382 ownership changes.

All Other Fees—Other fees for the fiscal years ended December 31, 2024 and 2023 were for accounting research tools and assistance in preparation and translation of statutory financial statements.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us, and the fees charged for such services during the fiscal years ended December 31, 2024 and 2023 were pre-approved.

2025 PROXY STATEMENT	81

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2025

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2024, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board and Audit Committee unanimously recommend a vote FOR the ratification, on an advisory and non-binding basis, of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

82	CHENIERE

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions since January 1, 2024.

2025 PROXY STATEMENT	83

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2025 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 15, 2025, beginning at 9:00 a.m. Central Time. The Meeting will be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002.

DO I NEED A TICKET TO ATTEND THE MEETING?

No. You will only need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere common stock as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Meeting. You will also need a “legal proxy” from such bank, broker or other holder of record in order to vote your shares in person at the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at Investors@cheniere.com or (713) 375-5000.

Cameras, video and audio recording equipment, and other similar electronic devices, as well as large bags, briefcases or packages are not permitted at the Meeting. Attendees may be subject to security inspections prior to entry.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Meeting. As of the Record Date, there were 222,814,436 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2024 Annual Report on Form 10-K for the year ended December 31, 2024 have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2024 Annual Report on Form 10-K for the year ended December 31, 2024 have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

84	CHENIERE

FREQUENTLY ASKED QUESTIONS

DO SHAREHOLDERS HAVE ANY APPRAISAL OR DISSENTER’ RIGHTS ON THE MATTERS TO BE VOTED ON AT THE MEETING?

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Meeting.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or other nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you return a properly executed proxy but do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting. You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting. See “Do I Need a Ticket to Attend the Meeting?” above for more information on the requirements to enter the Meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a shareholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a “legal proxy” as described in the answer to the preceding question.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

2025 PROXY STATEMENT	85

GENERAL INFORMATION

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m. Central Time, at our offices at 845 Texas Avenue, Suite 1250, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

WHAT IS A BROKER NON-VOTE?

“Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner (generally referred to as a “broker”) does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers, as the holders of record, are permitted to exercise discretionary authority to vote on “routine” matters, but not on other matters. The only routine matter to be presented at the Meeting is Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

If you are a beneficial owner, your broker is not permitted to vote your shares on the following proposals if your broker does not receive specific voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2024. In these situations, assuming your broker exercises discretionary authority to vote on Proposal 3, a broker non-vote will occur as to each of the other proposals. Broker non-votes are counted for purposes of establishing a quorum but do not otherwise have an impact on voting results for Proposals 1 and 2.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting of the date, time and place of the adjourned meeting, until a quorum is present. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2024 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. Abstentions will have the same impact as votes “against” Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, there will not be any broker non-votes on Proposal 3. Abstentions will have the same impact as votes “against” Proposal 3.

86	CHENIERE

FREQUENTLY ASKED QUESTIONS

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

Our Bylaws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named as proxies in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The Company will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, to solicit proxies. We will pay D.F. King & Co., Inc. a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, or its designee, will tabulate the votes.

HOW CAN I RECEIVE MY PROXY MATERIALS BY E-MAIL IN THE FUTURE?

Instead of receiving future paper copies of our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be used for no other purpose.

If we mailed you a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

•	following the instructions provided when you vote over the Internet; or

•	through your broker.

You may revoke this request at any time by following the instructions at www.proxyvote.com using your unique control number, or by contacting your broker. Your election will remain in effect unless you revoke it later.

2025 PROXY STATEMENT	87

OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING TO BE HELD ON MAY 15, 2025

The Proxy Statement, including the Notice and 2024 Annual Report on Form 10-K for the year ended December 31, 2024, are available on our website at www.cheniere.com/2025AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2026 Annual Meeting of Shareholders will be held during May 2026. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company by December 9, 2025. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in next year’s proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Corporate Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 15, 2026 and not later than the close of business on February 14, 2026.

NOMINATION OF DIRECTORS

If a shareholder wishes to nominate a director candidate without inclusion of such candidate in our proxy materials, in order for such nomination to be considered “timely” under our Bylaws, the notice of nomination must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 15, 2026, and not later than the close of business on February 14, 2026.

In addition, our Bylaws provide for “proxy access” and permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and have complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than November 9, 2025 and no later than 5:00 p.m. Central Time, on December 9, 2025.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

In addition to satisfying the foregoing requirements under our Bylaws with respect to director nominations and notice required, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide an additional notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

88	CHENIERE

COMMUNICATIONS WITH THE BOARD

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders and other interested parties to communicate with the Board, including the independent Non-Executive Chairman. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors or groups of directors (including the independent directors) to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice or 2024 Annual Report on Form 10-K for the year ended December 31, 2024, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2024 Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies of this Proxy Statement and the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free (877) 375-5001 and asking for the Company’s Investor Relations Department, contacting Investor Relations at Investors@cheniere.com or can be accessed at the Investor Relations section of our website at www.cheniere.com/2025AnnualMeeting. Any such requests must be made by May 1, 2025 to facilitate timely delivery.

2025 PROXY STATEMENT	89

OTHER MATTERS

INCORPORATION BY REFERENCE

This Proxy Statement contains several website addresses, which are intended to provide textual context only, information contained on or connected to such websites, including our corporate responsibility report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 8, 2025

90	CHENIERE

APPENDIX A

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2024 LTI Awards

Performance Period: January 1, 2024 through December 31, 2026

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. CEI defines Distributable Cash Flow of Cheniere subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2026.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2025 PROXY STATEMENT	A-1

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2025 LTI Awards

Performance Period: January 1, 2025 through December 31, 2027

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. CEI defines Distributable Cash Flow of Cheniere subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2027.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2025 PROXY STATEMENT	B-1

APPENDIX C

Definition and Reconciliation of Non-GAAP Measures

Consolidated Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to Cheniere before net income attributable to non-controlling interests, interest expense, net of capitalized interest, taxes, depreciation, amortization and accretion expense, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives prior to contractual delivery or termination, and non-cash compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the year ended December 31, 2024 (in millions):

YEAR ENDED DECEMBER 31, 2024
Net income attributable to Cheniere	3,252
Net income attributable to non-controlling interests	1,240
Income tax provision	811
Interest expense, net of capitalized interest	1,010
Loss (gain) on modification or extinguishment of debt	9
Interest and dividend income	(189)
Other expense (income), net	(5)

Income from operations	6,128

Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:

Depreciation, amortization and accretion expense	1,220
Gain from changes in fair value of commodity and FX derivatives, net(1)	(1,313)
Total non-cash compensation expense (recovery)	114
Other operating costs and expenses	6

Consolidated Adjusted EBITDA	6,155

(1)	Change in fair value of commodity and FX derivatives prior to contractual delivery or termination

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interests. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, taxes, maintenance capital expenditures and other non-operating income or expense

2025 PROXY STATEMENT	C-1

items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, amortization of debt issue costs, premiums or discounts, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Consolidated Statements of Stockholders’ Equity (Deficit) in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be considered for deployment by our Board of Directors pursuant to our capital allocation plan, such as by way of common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

The following table reconciles our Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to common stockholders for the year ended December 31, 2024 (in billions):

YEAR ENDED DECEMBER 31, 2024
Net income attributable to Cheniere	3.25
Net income attributable to non-controlling interests	1.24
Income tax provision	0.81
Interest expense, net of capitalized interest	1.01
Depreciation, amortization and accretion expense	1.22
Other income, financing costs, and certain non-cash operating expenses	(1.38)

Consolidated Adjusted EBITDA	6.16

Interest expense (net of capitalized interest and amortization)	(0.95)
Maintenance capital expenditures	(0.17)
Income tax (excludes deferred taxes)	(0.48)
Other income	0.15

Consolidated Distributable Cash Flow	4.71

Cheniere Partners’ distributable cash flow attributable to non-controlling interest	(0.98)

Cheniere Distributable Cash Flow	3.73

Adjusted SG&A Expense is defined as controllable Selling, General and Administrative expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance. Adjusted O&M Expense is defined as controllable Operations and Maintenance expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance.

C-2	CHENIERE

SCAN TO VIEW MATERIALS & VOTE w CHENIERE ENERGY, INC. 845 TEXAS AVENUE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above SUITE 1250 Use the Internet to transmit your voting instructions and for electronic delivery HOUSTON, TX 77002 of information. Vote by 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V68640-P29082 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHENIERE ENERGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain The Board of Directors recommends you vote FOR the For Against Abstain 1a. G. Andrea Botta following proposals: 1b. Jack A. Fusco 2. Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2024. 1c. Patricia K. Collawn 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. 1d. Brian E. Edwards 1e. Denise Gray 1f. Lorraine Mitchelmore 1g. W. Benjamin Moreland 1h. Donald F. Robillard, Jr 1i. Matthew Runkle 1j. Neal A. Shear Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V68641-P29082 CHENIERE ENERGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2025 The undersigned hereby appoints Sean N. Markowitz and Zach Davis, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders to be held at the Company’s headquarters at 845 Texas Avenue, Suite 1250, Houston, Texas 77002 on Thursday, May 15, 2025 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE. Continued and to be signed on reverse side